As filed with the Securities and Exchange Commission on August 30, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LONE PINE RESOURCES INC.*
LONE PINE RESOURCES CANADA LTD.
(AND CERTAIN SUBSIDIARIES OF LONE PINE RESOURCES INC. IDENTIFIED IN FOOTNOTE (*) BELOW)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1311	27-3779606
Alberta, Canada	1311	20-8350801
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

Suite 1100, 640-5th Avenue SW

Calgary, Alberta Canada T2P 3G4

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Corporation Service Company

2711 Centreville Road, Suite 400

Wilmington, Delaware 19808

(302) 636-5440

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Charles R. Kraus Vice President, General Counsel & Corporate Secretary Lone Pine Resources Inc. Suite 1100, 640-5th Avenue SW Calgary, Alberta, Canada T2P 3G4 (403) 292-8000	Shelley A. Barber Vinson & Elkins L.L.P. 666 Fifth Avenue, 26th Floor New York, New York 10103 (212) 237-0000 (917) 849-5353 (fax)

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Amount of Registration Fee(1)
10.375% Senior Notes due 2017	$200,000,000	$22,920
Guarantees of 10.375% Senior Notes due 2017(2)		None	(3)

(1)                       Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933.

(2)                       No separate consideration was received for the Guarantees.  Lone Pine Resources Inc. and all of its subsidiaries, other than Lone Pine Resources Canada Ltd., listed below in the Table of Additional Registrant Guarantors have guaranteed the notes being registered.

(3)                       Pursuant to Rule 457(n) of the Securities Act of 1933, no registration fee is required for the Guarantees.

Each registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

* The following are co-registrants that have guaranteed the notes being registered:

Exact Name of Registrant Guarantors(1)	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number
Wiser Oil Delaware, LLC	Delaware	75-2699737
Wiser Delaware LLC	Delaware	75-2707365
Lone Pine Resources (Holdings) Inc.	Alberta, Canada	None

(1)                       The address for the Registrant Guarantors is Suite 1100, 640-5th Avenue SW, Calgary, Alberta, Canada T2P 3G4, and the telephone number for the Registrant Guarantors is (403) 292-8000.  The Primary Industrial Classification Code for the Registrant Guarantors is 1311.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 30, 2012

PROSPECTUS

Lone Pine Resources Canada Ltd.

Offer to Exchange

Up To US$200,000,000 of

10.375% Senior Notes due 2017

That Have Not Been Registered Under

The Securities Act of 1933

For

Up To US$200,000,000 of

10.375% Senior Notes due 2017

That Have Been Registered Under

The Securities Act of 1933

Terms of the New 10.375% Senior Notes due 2017 Offered in the Exchange Offer:

•                  The terms of the new notes are identical to the terms of the old notes that were issued on February 14, 2012, except that the new notes will be registered under the Securities Act of 1933, as amended, and will not contain restrictions on transfer, registration rights or provisions for additional interest.

Terms of the Exchange Offer:

•                  We are offering to exchange up to US$200,000,000 of our old notes for new notes with materially identical terms that have been registered under the Securities Act of 1933 and are freely tradable.

•                  We will exchange all old notes that you validly tender and do not properly withdraw before the exchange offer expires for an equal principal amount of new notes.

•                  The exchange offer expires at 5:00 p.m., New York City time, on                       , 2012, unless extended.

•                  Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

•                  The exchange of old notes for new notes will not be a taxable event for Canadian or U.S. federal income tax purposes.

You should carefully consider the risks set forth under “Risk Factors” beginning on page 8 of this prospectus for a discussion of factors you should consider before participating in the exchange offer.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes.  The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.  The Issuer has agreed that, for a period of 180 days after the expiration date, it will make this prospectus available to any broker-dealer for use in connection with any such resale.  See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                                  , 2012.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”).  In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and in the accompanying letter of transmittal.  We have not authorized anyone to provide you with any other information.  If you receive any unauthorized information, you must not rely on it.  We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation.  You should not assume that the information contained in this prospectus or in the documents incorporated by reference herein, is accurate as of any date other than the date on the front cover of this prospectus or the date of such incorporated documents, as the case may be.

This prospectus incorporates important business and financial information about Lone Pine Resources Inc., Lone Pine Resources Canada Ltd. and the additional registrant guarantors that is not included or delivered with this prospectus.  Such information is available without charge to holders of old notes upon written or oral request made to Lone Pine Resources Inc., Suite 1100, 640 5th Avenue SW, Calgary, Alberta, Canada, Tel: (403) 292-8000; Attn: Investor Relations. To obtain timely delivery, holders of outstanding notes must request the information no later than five business days prior to the expiration of the exchange offer.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Lone Pine Resources Inc. is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Neither Lone Pine Resources Canada Ltd. (the “Issuer”) nor any other guarantor is required to make such filings with the SEC. You may read and copy any documents filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at http://www.sec.gov.

Our common stock is listed and traded on the New York Stock Exchange and the Toronto Stock Exchange under the symbol “LPR.” Our reports, proxy statements and other information filed with the SEC can also be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We also make available free of charge on our website at http://www.lonepineresources.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website, other than the documents listed below, is not incorporated by reference into this prospectus.

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information we file later with the SEC will automatically supersede this information.  You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.

We incorporate by reference in this prospectus the documents listed below that we have previously filed with the SEC:

•                  Our Annual Report on Form 10-K for the year ended December 31, 2011 filed on March 23, 2012 (our “2011 Annual Report”);

•                  Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2012 filed on May 15, 2012 and the quarterly period ended June 30, 2012 filed on August 14, 2012; and

•                  Our Current Reports on Form 8-K filed on January 9, 2012, February 6, 2012, February 15, 2012, March 23, 2012, May 15, 2012, May 17, 2012, May 29, 2012, June 12, 2012 and August 14, 2012 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K).

In addition, we incorporate by reference in this prospectus any future filings made by Lone Pine Resources Inc. with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date on which the registration statement that includes this prospectus was initially filed with the SEC and prior to the termination of the offering of the securities offered by this prospectus.

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

Lone Pine Resources Inc.
Attention: Investor Relations
Suite 1100, 640-5th Avenue SW
Calgary, Alberta, Canada T2P 3G4
Phone: (403) 292-8000

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and other publicly available documents contain forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus and the documents incorporated by reference, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “plan,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Forward-looking statements appear in a number of places in this prospectus and may include statements with respect to, among other things:

•                  estimates of our oil and natural gas reserves;

•                  estimates of our future oil, natural gas and NGL production, including estimates of any increases or decreases in our production;

•                  estimates of future capital expenditures;

•                  our future financial condition and results of operations;

•                  our future revenues, cash flows and expenses;

•                  our access to capital and our anticipated liquidity;

•                  our future business strategy and other plans and objectives for future operations;

•                  our future development opportunities and production mix;

•                  our outlook on oil, natural gas and NGL prices;

•                  the amount, nature and timing of future capital expenditures, including future development costs;

•                  our ability to access the capital markets to fund capital and other expenditures;

•                  our assessment of our counterparty risk and the ability of our counterparties to perform their future obligations;

•                  the impact of federal, provincial, territorial and local political, legislative, regulatory and environmental developments in Canada, where we conduct business operations, and in the United States; and

•                  our estimates of additional costs and expenses we may incur as a separate stand-alone company.

We believe the expectations and forecasts reflected in our forward-looking statements are reasonable, but we can give no assurance that they will prove to be correct. We caution you that these forward-looking statements can be affected by inaccurate assumptions and are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production and sale of oil and gas. When considering forward-looking statements, you should keep in mind the assumptions, risk factors and other cautionary statements described under the heading “Risk Factors” included elsewhere in this prospectus, in our 2011 Annual Report, including any amendments thereto, and, to the extent applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These assumptions and risks include, among other things:

•                  the volatility of oil, natural gas and NGL prices and the related differentials between realized prices and benchmark prices;

•                  a continuation of depressed natural gas prices;

•                  the availability of capital on economic terms to fund our significant capital expenditures and acquisitions;

•                  our ability to obtain adequate financing to pursue other business opportunities;

•                  our level of indebtedness;

•                  a significant reduction in the borrowing base under our bank credit facility;

•                  our ability to replace and sustain production;

•                  a lack of available drilling and production equipment and related services and labor;

•                  increases in costs of drilling, completion, production equipment and related services and labor;

•                  unsuccessful exploration and development drilling activities;

•                  regulatory and environmental risks associated with exploration, drilling and production activities;

•                  declines in the value of our oil and gas properties, resulting in a decrease in our borrowing base under our bank credit facility and ceiling test write-downs;

•                  the adverse effects of changes in applicable tax, environmental and other regulatory legislation;

•                  a deterioration in the demand for our products;

•                  the risks and uncertainties inherent in estimating proved oil and gas reserves and in projecting future rates of production and the timing of expenditures;

•                  the risks of conducting exploratory drilling operations in new or emerging plays;

•                  intense competition with companies with greater access to capital and staffing resources;

•                  the risks of conducting operations in Canada and the impact of pricing differentials, fluctuations in currency exchange rates and political developments on the financial results of our operations; and

•                  the uncertainty related to the pending litigation instituted against us.

Should one or more of the risks or uncertainties described above or elsewhere in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, and we undertake no obligation to update this information to reflect events or circumstances after the filing of this prospectus with the SEC, except as required by law.  All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement.  This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we may make or persons acting on our behalf may issue.

MONETARY AMOUNTS AND EXCHANGE RATE DATA

In this prospectus, references to “dollars,” “$” or “Cdn$” are to Canadian dollars and references to “U.S. dollars” or “US$” are to United States dollars. We changed our reporting currency from the U.S. dollar to the Canadian dollar effective October 1, 2011. Prior to changing our reporting currency, we obtained a no objection letter from the SEC. See Part I, “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our 2011 Annual Report and Note 2 of our consolidated financial statements included in our 2011 Annual Report for more information about our change in reporting currency, including the reasons for the change, the manner in which the change has been and will be applied to recast prior period financial statements, and a discussion of the major categories of items in the balance sheet, and statements of income and cash flows, that are denominated in Canadian or U.S. dollars.

The noon-day Canadian to U.S. dollar exchange rates for Cdn$1.00, as reported by the Bank of Canada, were:

	Six Months Ended June 30,	Year Ended December 31,
	2012	2011	2010	2009	2008
	US$	US$	US$	US$	US$
Highest rate during the period	1.0197	1.0583	1.0054	0.9715	1.0289
Lowest rate during the period	0.9599	0.9430	0.9278	0.7692	0.7711
Average noon spot rate during the period(1)	0.9943	1.0117	0.9709	0.8757	0.9381
Rate at the end of the period	0.9813	0.9833	1.0054	0.9555	0.8166

(1)                   Determined by averaging the rates on each business day during the respective period.

On August 9, 2012, the noon-day exchange rate was US$1.0077 for Cdn$1.00.

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PROSPECTUS SUMMARY

This summary highlights information included or incorporated by reference in this prospectus.  It does not contain all of the information that you should consider before making an investment decision.  You should carefully read this entire prospectus and the information incorporated by reference in this prospectus for a more complete understanding of our business and terms of the notes, as well as the tax and other considerations that are important to you, before making an investment decision.  You should pay special attention to the “Risk Factors” section beginning on page 8 of this prospectus and the risk factors described under the heading “Risk Factors” included in Item 1A of Part I of our 2011 Annual Report and, if applicable, in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012 and Current Reports on Form 8-K, each of which is incorporated by reference in this prospectus.  The estimates of our proved oil and natural gas reserves at December 31, 2011 included in this prospectus are based upon a report dated February 3, 2012 prepared by DeGolyer and MacNaughton, our independent reserve engineers, in accordance with generally accepted petroleum engineering and evaluation principles and definitions and current guidelines established by the SEC.

In this prospectus, unless otherwise indicated or the context otherwise requires, references to the “Issuer” refer to Lone Pine Resources Canada Ltd. (formerly Canadian Forest Oil Ltd.), an Alberta corporation and a wholly-owned subsidiary of Lone Pine Resources Inc., a Delaware corporation. References in this prospectus to “we,” “us,” “our,” “our company” or “Lone Pine” when used in reference to periods prior to June 1, 2011 refer to Lone Pine Resources Canada Ltd. and its consolidated subsidiary, and when used in reference to periods after June 1, 2011, those terms refer to Lone Pine Resources Inc. and its consolidated subsidiaries, including Lone Pine Resources Canada Ltd. Unless the context otherwise requires, references in this prospectus to “Forest” refer to Forest Oil Corporation and its consolidated subsidiaries. Unless the context otherwise requires, references in this prospectus to “LPR Canada” or “our predecessor” refer to Lone Pine Resources Canada Ltd., which was the predecessor of Lone Pine Resources Inc., and its consolidated subsidiary. References to “IPO” refer to the initial public offering of Lone Pine Resources Inc., which was completed on June 1, 2011. References to “guarantors” refer to Lone Pine Resources Inc. and each of its subsidiaries (other than the Issuer) that have guaranteed amounts outstanding on the notes on a joint and several basis.

In this prospectus, we refer to the notes to be issued in the exchange offer as the “new notes” and the notes issued on February 14, 2012 as the “old notes.” We refer to the new notes and the old notes collectively as the “notes.”

Lone Pine Resources Inc.

We are an independent oil and natural gas exploration, development and production company with operations in Canada. Our reserves, producing properties and exploration prospects are located in the provinces of Alberta, British Columbia and Quebec and in the Northwest Territories. We were incorporated under the laws of the State of Delaware on September 30, 2010, and prior to our IPO on June 1, 2011, we were a wholly-owned subsidiary of Forest Oil Corporation. On September 30, 2011, Forest distributed all of the outstanding shares of our common stock that it owned to its shareholders (the “Distribution”). As a result of the Distribution, Forest has no remaining ownership interest in us.

DeGolyer and MacNaughton, our independent reserves engineers, estimated our proved reserves to be approximately 401 Bcfe as of December 31, 2011, of which approximately 26% was oil and natural gas liquids, approximately 74% was natural gas and approximately 53% was classified as proved developed reserves.

Corporate Structure

The following chart shows our corporate structure as of August 9, 2012.

Principal Executive Offices

Our principal executive offices are located at Suite 1100, 640-5th Avenue SW, Calgary, Alberta, Canada T2P 3G4, and our registered office in the State of Delaware is located at 2711 Centreville Road, Suite 480, Wilmington, Delaware 19808. Our telephone number is (403) 292-8000. Our website address is http://www.lonepineresources.com. Information contained on our website (other than the documents listed under “Where You Can Find More Information; Incorporation by Reference”) or any other website is not incorporated by reference herein and does not constitute a part of this prospectus, and you should rely only on information contained or incorporated by reference in this prospectus when making a decision as to whether or not to tender your notes.

The Exchange Offer

On February 14, 2012, we completed a private offering of the old notes.  We entered into a registration rights agreement with the initial purchasers in the private offering pursuant to which we agreed to deliver to you this prospectus and to use commercially reasonable efforts to complete the exchange offer before the 365th day after the date we issued the old notes.

Old Notes	On February 14, 2012, we completed a private placement of US$200 million aggregate principal amount of 10.375% Senior Notes due 2017.

New Notes

10.375% Senior Notes due 2017.  The terms of the new notes are identical to the terms of the old notes, except that the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest.

Exchange Offer	We are offering to exchange new notes for old notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2012, unless we decide to extend it.

Conditions to the Exchange Offer

The registration rights agreement does not require us to accept old notes for exchange if the exchange offer, or the making of any exchange by a holder of the old notes, would violate any applicable law or interpretation of the staff of the SEC.  The exchange offer is not conditioned on a minimum aggregate principal amount of old notes being tendered.  Please read “Exchange Offer—Conditions to the Exchange Offer” for more information about the conditions to the exchange offer.

Procedures for Tendering Old Notes

All of the old notes were issued in book-entry form through the facilities of The Depositary Trust Company (“DTC”).  To participate in the exchange offer, you must follow the procedures established by DTC for tendering notes held in book-entry form.  These procedures for using DTC’s Automated Tender Offer Program (“ATOP”) require that (i) the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an “agent’s message” that is transmitted through DTC’s automated tender offer program, and (ii) DTC confirms that:

• DTC has received your instructions to exchange your notes; and

• you agree to be bound by the terms of the letter of transmittal.

For more information on tendering your old notes, please refer to the sections in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer,” “—Procedures for Tendering” and “Description of Notes—Book-Entry, Delivery and Form.”

Guaranteed Delivery Procedures	None.

Withdrawal of Tenders	You may withdraw your tender of old notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer.  Please refer to the section in this prospectus entitled “Exchange Offer—Withdrawal of Tenders.”

Acceptance of Old Notes and Delivery of New Notes

If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender in the exchange offer before 5:00 p.m., New York City time, on the expiration date.  We will return any old notes that we do not accept for exchange to you without expense promptly after the expiration date and acceptance of the old notes for exchange.  Please refer to the section in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer.”

Fees and Expenses	We will bear expenses related to the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer—Fees and Expenses.”

Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement.

Consequences of Failure to Exchange Old Notes

If you do not exchange your old notes in this exchange offer, you will no longer be able to require us to register the old notes under the Securities Act, except in limited circumstances provided under the registration rights agreement.  In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

Canadian and U.S. Federal Income Tax Considerations

The exchange of old notes for new notes in the exchange offer will not be a taxable event for Canadian and U.S. federal income tax purposes.  Please read “Certain Canadian and United States Federal Income Tax Consequences.”

Exchange Agent

We have appointed U.S. Bank National Association as exchange agent for the exchange offer.  You should direct questions and requests for assistance, as well as requests for additional copies of this prospectus or the letter of transmittal, to the exchange agent addressed as follows: U.S. Bank National Association, Corporate Trust Services, EP-MN-WS2N, 111 Fillmore Avenue, St. Paul, MN 55107-1402, Attn: Specialized Finance.  Eligible institutions may make requests by facsimile at (651) 466-7372 and may confirm facsimile delivery by calling (651) 466-6774.

Terms of the New Notes

The new notes will be identical to the old notes, except that the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest.  The new notes will evidence the same debt as the old notes, and the same indenture will govern the new notes and the old notes.

The following summary contains basic information about the new notes and is not intended to be complete.  It does not contain all of the information that may be important to you.  For a more complete understanding of the new notes, please refer to the section of this document entitled “Description of Notes.”

Issuer	Lone Pine Resources Canada Ltd.

Notes Offered	US$200,000,000 aggregate principal amount of 10.375% Senior Notes due 2017.

Maturity Date	February 15, 2017.

Interest	Interest on the notes accrues at a rate of 10.375% per annum (calculated using a 360-day year).

Interest on the notes will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing on August 15, 2012. Interest on the new notes will accrue from August 15, 2012.

Ranking	Like the old notes, the new notes will be our senior unsecured obligations. Accordingly, they will:

• rank senior in right of payment to any future subordinated indebtedness of the Issuer;

•

rank equally in right of payment to any other existing and future senior indebtedness of the Issuer (including the Issuer’s borrowings under our bank credit facility), without giving effect to collateral arrangements; and

•

effectively rank junior to all existing and future secured indebtedness of the Issuer (including the Issuer’s borrowings under our bank credit facility), to the extent of the value of the collateral securing such indebtedness.

Guarantees

The new notes will be jointly and severally guaranteed on a senior unsecured basis by Lone Pine and all of its subsidiaries (other than the Issuer) and certain future subsidiaries. The subsidiary guarantees will:

• rank senior in right of payment to any future subordinated indebtedness of the guarantors;

•

rank equally in right of payment to any other existing and future senior indebtedness of the guarantors (including the guarantees of the Issuer’s borrowings under our bank credit facility), without giving effect to collateral arrangements; and

•

effectively rank junior to all existing and future secured indebtedness of the guarantors (including their guarantees under our bank credit facility), to the extent of the value of the collateral securing such indebtedness.

The notes and guarantees will be structurally subordinated to any liabilities (including trade payables) of any future non-guarantor subsidiaries.

Optional Redemption

The Issuer has the option to redeem the notes, in whole or in part, at any time on or after February 15, 2015, in each case at the redemption prices described in this prospectus under the heading “Description of Notes—Optional Redemption,” together with any accrued and unpaid interest to, but excluding, the date of such redemption.

In addition, on or prior to February 15, 2015, the Issuer may, from time to time, redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds of certain equity offerings at a redemption price equal to 110.375% of the principal amount of the notes, plus any accrued and unpaid interest to, but excluding, the date of such redemption.

At any time prior to February 15, 2015, the Issuer may redeem the notes, in whole or in part, at a “make-whole” redemption price described under “Description of Notes—Optional Redemption,” together with any accrued and unpaid interest to, but excluding, the date of such redemption.

Mandatory Offers to Purchase

Upon the occurrence of a change of control, unless the Issuer has exercised its optional redemption right in respect of the notes, holders of the notes will have the right to require the Issuer to repurchase all or a portion of the notes at a price equal to 101% of the aggregate principal amount of the notes, together with any accrued and unpaid interest to, but excluding, the date of purchase. In connection with certain asset dispositions, the Issuer will be required to use the net cash proceeds of the asset dispositions to make an offer to purchase notes at 100% of the principal amount, together with any accrued and unpaid interest to the date of purchase.

Additional Amounts and Redemption for Changes in Canadian Withholding Taxes

All payments made by the Issuer with respect to the notes, or by or on behalf of any guarantor with respect to any guarantee, are required to be made free and clear of and without withholding or deduction for taxes imposed or levied by the government of Canada or any province or territory of Canada, any other jurisdiction in which the Issuer or any such guarantor is organized, is otherwise carrying on business in or is otherwise resident for tax purposes, or any jurisdiction from or through which payment is made, except to the extent required by law. If withholding or deduction is required, the Issuer or the guarantor will, subject to certain customary exceptions, be required to pay additional amounts so that the net amounts you receive will equal the amount you would have received if the withholding or deduction had not been imposed. If, as a result of a change in law occurring after the date of this prospectus, the Issuer is required to pay such additional amounts, the Issuer may redeem all, but not less than all, of the notes, at any time at 100% of their principal amount, plus any accrued and unpaid interest to the date of such redemption.

Certain Covenants	The indenture governing the notes contains covenants that, among other things, limit the ability of Lone Pine and its restricted subsidiaries (including the Issuer) to:

	•	incur, assume or guarantee additional indebtedness or issue preferred stock;

	•	pay dividends on equity securities, repurchase equity securities or redeem subordinated indebtedness;

	•	make investments or other restricted payments;

	•	create liens to secure indebtedness;

	•	restrict dividends, loans or other asset transfers from our restricted subsidiaries;

	•	sell or otherwise dispose of assets, including capital stock of subsidiaries;

	•	enter into transactions with affiliates; and

	•	amalgamate or consolidate with or merge with or into, or sell substantially all of our properties to, another person.

However, many of these covenants will terminate if:

	•	both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. assign the notes an investment grade rating; and

	•	no default under the indenture has occurred and is continuing.

These covenants are subject to important exceptions and qualifications, which are described under “Description of Notes—Certain Covenants.”

Transfer Restrictions;
Absence of Established Market for the New Notes

The new notes generally will be freely transferable, but will also be new securities for which there will not initially be a market.  There can be no assurance as to the development or liquidity of any market for the new notes.

We do not intend to apply for a listing of the new notes on any securities exchange or any automated dealer quotation system.

RISK FACTORS

Investing in our notes involves risk.  Before making an investment decision, you should carefully consider the following risk factors and all of the other information included, or incorporated by reference, in this prospectus or to which we refer you, including the risk factors and other cautionary statements described under the heading “Risk Factors” included in Item 1A of Part I of our 2011 Annual Report and, if applicable, in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012 and Current Reports on Form 8-K, each of which is incorporated by reference in this prospectus.  If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected.  In that case, you could lose all or part of your investment.  Also, please read “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Investing in the New Notes

If you do not properly tender your old notes, you will continue to hold unregistered old notes and your ability to transfer your old notes will remain restricted and may be adversely affected.

We will only issue new notes in exchange for old notes that you timely and properly tender.  Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should carefully follow the instructions on how to tender your old notes.  Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of old notes.

If you do not exchange your old notes for new notes pursuant to the exchange offer, the old notes you hold will continue to be subject to the existing transfer restrictions.  In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.  We do not plan to register old notes under the Securities Act unless our registration rights agreement with the initial purchasers of the old notes requires us to do so. Further, if you continue to hold any old notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer of these notes outstanding.

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

We have, and after the exchange offer will continue to have, a significant amount of indebtedness. As of June 30, 2012, our total long-term debt was approximately Cdn$425.3 million, and we would have had unused commitments of approximately Cdn$144.4 million under our bank credit facility (after deducting Cdn$1.6 million of outstanding letters of credit).  We have, and after the exchange offer will continue to have, a significant amount of indebtedness. As of August 9, 2012, our total long-term debt was approximately Cdn$441.5 million, and we would have had unused commitments of approximately Cdn$133.4 million under our bank credit facility (after deducting Cdn$1.6 million of outstanding letters of credit).

Upon completion of the offering of the old notes on February 14, 2012, our borrowing base was automatically reduced to Cdn$375 million.  On May 10, 2012, our borrowing base was reaffirmed at Cdn$375 million. Our borrowing base is subject to redetermination and to other automatic adjustments under our bank credit facility.  Our next scheduled borrowing base redetermination is expected to occur in November 2012.

Subject to the limits contained in the indenture that will govern the notes and our other debt instruments, we may be able to incur substantial additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our high level of debt could intensify. Specifically, our high level of debt could have important consequences to the holders of the notes, including the following:

•                  making it more difficult for us to satisfy our obligations with respect to the notes and our other debt;

•                  limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

•                  requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

•                  increasing our vulnerability to general adverse economic and industry conditions;

•                  exposing us to the risk of increased interest rates as certain of our borrowings are at variable rates of interest;

•                  limiting our flexibility in planning for and reacting to changes in the oil and gas industry;

•                  placing us at a disadvantage compared to other, less leveraged competitors; and

•                  increasing our cost of borrowing.

We may not be able to generate enough cash flow to meet our debt obligations.

We expect our earnings and cash flow to vary significantly from year to year due to the nature of our industry. As a result, the amount of debt that we can manage in some periods may not be appropriate for us in other periods. Additionally, our future cash flow may be insufficient to meet our debt obligations and other commitments, including our obligations under the notes. Any insufficiency could negatively impact our business. A range of economic, competitive, business and industry factors will affect our future financial performance and, as a result, our ability to generate cash flow from operations and to pay our debt obligations, including our obligations under the notes. Many of these factors, such as oil and natural gas prices, economic and financial conditions in our industry and the global economy and initiatives of our competitors, are beyond our control. If we do not generate enough cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as:

•                  selling assets;

•                  reducing or delaying capital investments;

•                  seeking to raise additional capital; or

•                  refinancing or restructuring our debt.

If for any reason we are unable to meet our debt service and repayment obligations, we would be in default under the terms of the agreements governing our debt, which would allow our creditors at that time to declare all outstanding indebtedness to be due and payable, which would in turn trigger cross-acceleration or cross-default rights between the relevant agreements. In addition, our lenders could compel us to apply all of our available cash to repay our borrowings or they could prevent us from making payments on the notes. If amounts outstanding under our bank credit facility or the notes were to be accelerated, we cannot assure you that our assets would be sufficient to repay in full the money owed to the lenders or to our other debt holders, including you as a noteholder.

Payment of principal and interest on the notes is effectively subordinated to our senior secured debt to the extent of the value of the assets securing that debt.

The notes and the guarantees are not secured. Therefore, the notes are effectively subordinated to claims of our secured creditors, and the guarantees are effectively subordinated to claims of the secured creditors of the guarantors. As of June 30, 2012, we had approximately Cdn$229.0 million of secured indebtedness outstanding and secured borrowing capacity of approximately Cdn$144.4 million under our bank credit facility (after deducting Cdn$1.6 million of outstanding letters of credit).  As of August 9, 2012, we had approximately Cdn$240.0 million of secured indebtedness outstanding and secured borrowing capacity of approximately Cdn$133.4 million under our bank credit facility (after deducting Cdn$1.6 million of outstanding letters of credit).  Holders of our secured obligations, including obligations under the credit agreement that governs our bank credit facility, will have claims that are prior to claims of the holders of the notes with respect to the assets securing those obligations. In the event of a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, the assets of the Issuer and the guarantors will be available to pay obligations on the notes and the guarantees only after holders of their senior secured debt have been paid the value of the assets securing such debt. Accordingly, there may not be sufficient funds remaining to pay amounts due on all or any of the notes.

The indenture governing the notes and our bank credit facility contain substantial operating and financial restrictions that may restrict our business and financing activities and could have a material adverse effect on our business, financial condition, cash flows and results of operations.

The indenture governing the notes and the credit agreement governing our bank credit facility contain, and any future indebtedness that we incur may contain, a number of restrictive covenants that will impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

•                  sell assets, including equity interests in our subsidiaries;

•                  pay distributions on, redeem or repurchase our common stock or redeem or repurchase our subordinated debt;

•                  make investments;

•                  incur or guarantee additional indebtedness or issue preferred stock;

•                  create or incur certain liens;

•                  make certain acquisitions and investments;

•                  redeem or prepay other debt;

•                  enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us;

•                  consolidate, merge or transfer all or substantially all of our assets;

•                  engage in transactions with affiliates;

•                  create unrestricted subsidiaries;

•                  enter into sale and leaseback transactions; and

•                  engage in certain business activities.

In addition, the credit agreement governing our bank credit facility provides that we will not permit our ratio of total debt outstanding to consolidated EBITDA (as adjusted for non-cash charges) for a trailing twelve-month period to be greater than 4.00 to 1.00.

As a result of these covenants and restrictions, we are limited in the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs. Our ability to comply with these restrictions and covenants in the future is uncertain and will be affected by the levels of cash flow from our operations and events or circumstances beyond our control. If market or other economic conditions deteriorate, our ability to comply with these covenants may be impaired.

The credit agreement governing our bank credit facility also limits the amounts we can borrow to a borrowing base amount, determined by the lenders in their sole discretion taking into account the estimated value of our oil and gas properties. Outstanding borrowings in excess of the borrowing base must be repaid. If we do not have sufficient funds on hand for repayment, we may be required to seek a waiver or amendment from our lenders, refinance our bank credit facility or sell assets, debt or common stock. We may not be able obtain such financing or complete such transactions on terms acceptable to us, or at all. Failure to make the required repayment could result in an event of default under the credit agreement governing our bank credit facility.

A failure to comply with the requirements of the credit agreement governing our bank credit facility or any future indebtedness could result in an event of default under the credit agreement governing our bank credit facility or our future indebtedness, which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. If an event of default under the credit agreement governing our bank credit facility occurs and remains uncured, the lenders thereunder:

•                  would not be required to lend any additional amounts to us;

•                  could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable;

•                  may have the ability to require us to apply all of our available cash to repay these borrowings; or

•                  may prevent us from making debt service payments under our other agreements.

A payment default or an acceleration under the credit agreement governing our bank credit facility could result in an event of default and an acceleration under the indenture for the notes.

If the indebtedness under the notes were to be accelerated, there can be no assurance that we would have, or be able to obtain, sufficient funds to repay such indebtedness in full. In addition, our obligations under the credit agreement governing our bank credit facility are secured by substantially all of our assets, and if we are unable to repay our outstanding indebtedness under our bank credit facility, the lenders could seek to foreclose on our assets.

We may not be able to fund a change of control offer.

In the event of a change of control (as defined in the indenture for the notes), the Issuer will be required, subject to certain conditions, to offer to purchase all outstanding notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase. If a change of control were to occur today, we would not have sufficient funds available to purchase all of the outstanding notes were they to be tendered in response to an offer made as a result of a change of control. We cannot assure you that we will have sufficient funds available or that we will be permitted by our other debt instruments to fulfill these obligations upon a change of control in the future. Furthermore, certain change of control events would constitute an event of default under our credit agreement, and we may not be able to obtain waivers from the lenders. Please see “Description of Notes—Change of Control.”

The Chancery Court of Delaware has raised the possibility in a published decision that a change of control put right occurring as a result of a failure to have “continuing directors” comprising a majority of a board of directors may be unenforceable on public policy grounds. Therefore, you may not be entitled to receive this protection under the indenture.

The term “change of control” is limited to certain specified transactions and may not include other events that might adversely affect our financial condition. Our obligation to repurchase the notes upon a change of control would not necessarily afford holders of the notes protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.

One of the circumstances under which a change of control may occur is upon the sale or disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law, and the interpretation of that phrase will likely depend upon particular facts and circumstances.

Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.

Many of the covenants contained in the indenture will terminate if the notes are rated investment grade by both Standard & Poor’s and Moody’s and no default has occurred and is continuing.

Many of the covenants in the indenture governing the notes will terminate if the notes are rated investment grade by both Standard & Poor’s and Moody’s, provided that at such time no default with respect to the notes has occurred and is continuing.  These covenants restrict, among other things, our ability to pay dividends, incur debt and enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade, or that, if they are rated investment grade, the notes will maintain such ratings. However, termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. Please see “Description of Notes—Covenant Termination.”

Your ability to transfer the notes may be limited by the absence of a trading market, and there is no assurance that any active trading market will develop for the notes.

The old notes have not been registered under the Securities Act and may not be resold by holders thereof unless the old notes are subsequently registered or an exemption from the registration requirements of the Securities Act is available.  However, we cannot assure you that, even following registration or exchange of the old notes for new notes, that an active trading market for the old notes or the new notes will exist, and we will have no obligation to create such a market.  At the time of the private placement of the old notes, the initial purchasers advised us that they intended to make a market in the old notes and, if issued, the new notes.  The initial purchasers are not obligated, however, to make a market in the old notes or the new notes, and any market making may be discontinued at any time at their sole discretion.  No assurance can be given as to the liquidity of or trading market for the old notes or the new notes.

The liquidity of any trading market for the notes and the market prices quoted for the notes depend upon the number of holders of the notes, the overall market for high yield securities, our financial performance or prospects or the prospects for companies in our industry generally, the interest of securities dealers in making a market in the notes and other factors.

Any guarantees of the notes by Lone Pine Resources Inc. and its subsidiaries could be deemed fraudulent conveyances under certain circumstances, and a court may subordinate or void the guarantees.

Lone Pine Resources Inc. and its subsidiaries (other than the Issuer) are the guarantors of the notes. In certain circumstances, any of Lone Pine Resources Inc.’s future subsidiaries may be required to guarantee the notes. A court could subordinate or void the guarantees under various fraudulent conveyance or fraudulent transfer laws. Generally, to the extent that a U.S. court or a Canadian court was to find that at the time the guarantee was entered into by a guarantor:

•                  the guarantee was incurred with the intent to hinder, delay, defeat or defraud any present or future creditor or contemplated insolvency with a design to favor one or more creditors to the exclusion of others;

•                  when the guarantor was insolvent, and in favor of a creditor of the guarantor with a view to giving that creditor a preference over another creditor of the guarantor or that has the effect of giving that creditor a preference over another creditor of the guarantor; or

•                  the guarantor did not receive fair consideration or reasonably equivalent value (or received consideration conspicuously less than the fair market value of the guarantee) for issuing the guarantee and, at the time the guarantor issued the guarantee, it:

•                  was insolvent or became insolvent as a result of issuing the guarantee,

•                  was engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital,

•                  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they matured, or

•                  the granting of the guarantee occurred one year or less prior to the date on which the guarantor assigned itself into bankruptcy or a creditor applied to bankrupt the guarantor,

then the court would void or subordinate the guarantees in favor of the guarantor’s other obligations.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent the guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the notes.

We cannot be certain as to the standards a court would use to determine whether or not Lone Pine Resources Inc. or the other guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the guarantees would be subordinated to our or any of the other guarantors’ other debt. In general, however, a court would deem an entity insolvent if:

•                  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•                  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•                  it could not pay its debts as they became due.

If a court were to find that the issuance of the notes or the incurrence of a guarantee was a fraudulent transfer, a fraudulent preference, a transfer at undervalue or a fraudulent conveyance, the court could void the payment obligations under the notes or that guarantee, could subordinate the notes or that guarantee to presently existing and future indebtedness of ours or of the related guarantor or could require the holders of the notes to repay any amounts received with respect to that guarantee. In the event that a finding that a fraudulent transfer, fraudulent preference, transfer at undervalue or fraudulent conveyance occurred, you may not receive any repayment on the notes. Further, the avoidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of that debt.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

The indenture contains a provision intended to limit each guarantor’s liability under its guarantee to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent conveyance or fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under applicable law.

The notes would be structurally subordinated to all obligations of any of our subsidiaries that do not guarantee the notes.

The new notes, like the old notes, will be guaranteed by all of Lone Pine Resources Inc.’s existing subsidiaries (other than the Issuer), and by any subsidiary of Lone Pine Resources Inc. formed or acquired after

February 14, 2012 that guarantees any indebtedness of the Issuer, Lone Pine Resources Inc. or any subsidiary guarantor.  Any future subsidiaries of Lone Pine Resources Inc. that do not guarantee the notes will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. Consequently, the notes would be structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor, all of that subsidiary’s creditors (including trade creditors) would be entitled to payment in full out of that subsidiary’s assets before we would be entitled to any payment.

In addition, the indenture governing the notes, subject to some limitations, permits these non-guarantor subsidiaries to incur indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

Further, subsidiaries of Lone Pine that provide, or will provide, guarantees of the notes will be automatically released from those guarantees upon the occurrence of certain events, including the following:

•                  the designation of that subsidiary guarantor as an unrestricted subsidiary;

•                  the release or discharge of any guarantee that resulted in the creation of the guarantee of the notes by such subsidiary guarantor; or

•                  the sale or other disposition, including the sale of substantially all the assets, of that subsidiary guarantor.

If any subsidiary guarantee is released, no holder of the notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary would be effectively senior to the claim of any holders of the notes. See “Description of Notes—Guarantees.”

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

Our debt currently has a non-investment grade rating, and any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Credit ratings are not recommendations to purchase, hold or sell the notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes.

Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

At the closing of the offering of the old notes, we and the guarantors entered into a registration rights agreement with the initial purchasers pursuant to which we and the guarantors agreed, for the benefit of the holders of the old notes, at our cost, to do the following:

•                  file an exchange offer registration statement with the SEC with respect to the exchange offer for the new notes, and

•                  use commercially reasonable efforts to have the exchange offer completed not later than February 14, 2013.

Upon the SEC’s declaring the exchange offer registration statement effective, we agreed to offer the new notes in exchange for surrender of the old notes.  We agreed to use commercially reasonable efforts to cause the exchange offer registration statement to be effective continuously, and to keep the exchange offer open for a period of not less than 20 business days.  We refer to this period as the “exchange offer registration period.”

For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note.  Interest on each new note will accrue from the last interest payment date on which interest was paid on the surrendered old note or, if no interest has been paid on such old note, from February 14, 2012.  The registration rights agreement also provides an agreement to include in the prospectus for the exchange offer certain information necessary to allow a broker-dealer who holds old notes that were acquired for its own account as a result of market-making activities or other ordinary course trading activities (other than old notes acquired directly from us or one of our affiliates) to exchange such old notes pursuant to the exchange offer and to satisfy the prospectus delivery requirements in connection with resales of new notes received by such broker-dealer in the exchange offer.  We agreed to use commercially reasonable efforts to maintain the effectiveness of the exchange offer registration statement for these purposes for a period ending on the earlier of 180 days from the date on which the exchange offer registration statement is declared effective and the date on which the broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The preceding agreement is needed because each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes.  See “Plan of Distribution.”

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the new notes issued pursuant to the exchange offer would in general be freely tradable after the exchange offer without further registration under the Securities Act.  However, any purchaser of old notes who is an “affiliate” of ours or who intends to participate in the exchange offer for the purpose of distributing the related new notes:

•                  will not be able to rely on the interpretation of the staff of the SEC,

•                  will not be able to tender its old notes in the exchange offer, and

•                  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the old notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each holder of the old notes (other than certain specified holders) who desires to exchange old notes for the new notes in the exchange offer will be required to make the representations described below under “—Procedures for Tendering—Your Representations to Us.”

We further agreed to file with the SEC a shelf registration statement to register for public resale of old notes held by any holder who provides us with certain information for inclusion in the shelf registration statement if:

•                  the Issuer is not able to effect a registered exchange offer, as contemplated by section 1 of the registration rights agreement;

•                  the exchange offer is not consummated on or before February 14, 2013;

•                  any initial purchase so requests with respect to the old notes not eligible to be exchanged for exchange securities in the registered exchange offer; or

•                  any holder (other than an exchanging dealer) is not eligible to participate in the exchange offer or, in the case of any holder (other than an exchanging dealer) that participates in the exchange offer, such holder does not receive freely tradable exchange securities on the date of the exchange.

We have agreed to use commercially reasonable efforts to cause the shelf registration statement to be declared effective by the SEC (unless it becomes effective automatically upon filing). We have also agreed to use commercially reasonable efforts to keep the shelf registration statement continuously effective  in order to permit the prospectus included therein to be lawfully delivered by the holders of the relevant securities, for a period of one year (or for such longer period if extended pursuant to Section 3(j) of the registration rights agreement) from the effectiveness date of the shelf registration statement or such shorter period that will terminate when all the securities covered by the shelf registration statement (i) have been sold pursuant thereto or (ii) have been sold pursuant to Rule 144 under the Securities Act. We refer to this period as the “shelf registration period.”

The registration rights agreement provides that, in the event (i) if by February 14, 2013, neither the exchange offer is consummated nor, if required, the shelf registration statement is declared effective by the SEC, or (ii) if after either the exchange offer registration statement or the shelf registration statement is declared (or becomes automatically) effective (A) such registration statement thereafter ceases to be effective; or (B) such Registration Statement or the related prospectus ceases to be usable (except as permitted in paragraph (b) of the registration rights agreement) in connection with resales of securities during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such registration statement would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, (2) it shall be necessary to amend such registration statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder, or (3) such registration statement is a shelf registration statement that has expired before a replacement shelf registration statement has become effective and, in the case of a shelf registration statement, such failure to remain effective or be useable exists for more than 30 days, then the interest rate on the old notes will be increased by 1.0% per annum from and including the date on which any such registration default shall occur to but excluding the date on which all such registration defaults have been cured.

Holders of the old notes will be required to make certain representations to us (as described in the registration rights agreement) in order to participate in the exchange offer and will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their old notes included in the shelf registration statement.

If we effect the registered exchange offer, we will be entitled to close the registered exchange offer 20 business days after its commencement as long as we have accepted all old notes validly tendered in accordance with the terms of the exchange offer and no brokers or dealers continue to hold any old notes.

This summary of the material provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement that includes this prospectus.

Except as set forth above, after consummation of the exchange offer, holders of old notes that are the subject of the exchange offer will have no registration or exchange rights under the registration rights agreement.  See “—Consequences of Failure to Exchange.”

Terms of the Exchange Offer

Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date.  We will issue new notes in a principal amount equal to the principal amount of old notes surrendered in the exchange offer.  Old notes may be tendered only for new notes and only in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

As of the date of this prospectus, US$200,000,000 in aggregate principal amount of the old notes is outstanding.  This prospectus and the letter of transmittal are being sent to all registered holders of old notes.  There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC.  Old notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest.  These old notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the notes and the registration rights agreement.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement.  The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of old notes.  We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer.  It is important that you read the section “—Fees and Expenses” for more details regarding fees and expenses incurred in connection with the exchange offer.

We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on           , 2012, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open.  We may delay acceptance of any old notes by giving oral or written notice of such extension to their holders at any time until the exchange offer expires or terminates.  During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension.  We will notify the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

If any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied, we reserve the right, in our sole discretion, to:

•                  delay accepting for exchange any old notes,

•                  extend the exchange offer, or

•                  terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent.  Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the registered holders of old notes.  If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement.  The prospectus supplement will be distributed to the registered holders of the old notes.  Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer.  In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer period following notice of the material change.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or exchange any new notes for, any old notes if the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC.  Similarly, we may terminate the exchange offer as provided in this prospectus before accepting old notes for exchange in the event of such a potential violation.

In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above.  We will give prompt oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion prior to the expiration of the exchange offer.  If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights.  Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Procedures for Tendering

In order to participate in the exchange offer, you must properly tender your old notes to the exchange agent as described below.  We will only issue new notes in exchange for old notes that you timely and properly tender.  Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should follow carefully the instructions on how to tender your old notes.  It is your responsibility to properly tender your notes.  We have the right to waive any defects.  However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in exchanging your notes, please call the exchange agent, whose address and phone number are set forth in “Prospectus Summary—The Exchange Offer—Exchange Agent.”

All of the old notes were issued in book-entry form, and all of the old notes are currently represented by global certificates held for the account of DTC.  We have confirmed with DTC that the old notes may be tendered using the Automated Tender Offer Program, or ATOP, instituted by DTC.  The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures.  In connection with the transfer, DTC will send an “agent’s message” to the exchange agent.  The agent’s message will state that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent.  However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the notes.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes.  See “Plan of Distribution.”

Determinations Under the Exchange Offer

We will determine, in our sole discretion, all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes.  Our determination will be final and binding.  We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful.  We also reserve the right to waive any defect, irregularities or conditions of tender as to particular old notes.  Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.  Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine.  Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification.  Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived.  Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange.

When We Will Issue New Notes

In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•                  a book-entry confirmation of such old notes into the exchange agent’s account at DTC; and

•                  a properly transmitted agent’s message.

Return of Old Notes Not Accepted or Exchanged

If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder.  Such non-exchanged old notes will be credited to an account maintained with DTC.  These actions will occur as soon as practicable after the expiration or termination of the exchange offer.

Your Representations to Us

By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•                  any new notes that you receive will be acquired in the ordinary course of your business;

•                  you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

•                  you are not our “affiliate,” as defined in Rule 405 of the Securities Act; and

•                  if you are a broker-dealer that will receive new notes for your own account in exchange for old notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date.  For a withdrawal to be effective, you must comply with the appropriate procedures of DTC’s ATOP system.  Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal.  Our determination shall be final and binding on all parties.  We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any old notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the old notes.  This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer.  You may retender properly withdrawn old notes by following the procedures described under “—Procedures for Tendering” above at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Fees and Expenses

We will bear the expenses of soliciting tenders.  The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, telephone, electronic mail or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer.  We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer.  They include:

•                  all registration and filing fees and expenses;

•                  all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

•                  accounting and legal fees, disbursements and printing, messenger and delivery services, and telephone costs; and

•                  related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer.  The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

Consequences of Failure to Exchange

If you do not exchange new notes for your old notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the old notes.  In general, you may not offer or sell the old notes unless the offer or sale is either registered under the Securities Act or exempt from registration under the Securities Act and applicable state securities laws.  Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act.

Accounting Treatment

We will record the new notes in our accounting records at the same carrying value as the old notes.  This carrying value is the aggregate principal amount of the old notes less any bond discount, as reflected in our accounting records on the date of exchange.  Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept.  You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in open market or privately-negotiated transactions, through subsequent exchange offers or otherwise.  We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated historical basis.  For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings (loss) from continuing operations before income taxes, plus fixed charges.  Fixed charges consist of net interest expense (inclusive of write-off of deferred financing costs, interest expense related to make-whole premium charge, less gain from termination of interest rate swap agreements) on all indebtedness, the amortization of deferred financing costs and interest associated with operating leases.

	Lone Pine Resources Inc.(1)
	Six Months Ended	Year Ended December 31,
	June 30, 2012	2011	2010	2009	2008	2007
Net Earnings (Loss) after Tax	$(114,543)	$34,803	$32,825	$(177,746)	$48,877	$60,183
Income Tax	$(35,011)	$17,724	$7,911	$(63,066)	$23,495	$(2,890)
Pre-tax income (loss) from continuing operations	$(149,554)	$52,527	$40,736	$(240,812)	$72,372	$57,293
Fixed Charges	$13,993	$10,709	$7,981	$18,466	$15,313	$15,259
Interest Capitalized	$—	$(675)	$(791)	$—	$—	$—
Total Earnings (Loss)	$(135,561)	$62,561	$47,926	$(222,346)	$87,685	$72,552
Fixed Charges
Interest Expense(2)	$13,993	$10,034	$7,190	$18,466	$15,313	$15,259
Interest Capitalized	$—	$675	$791	$—	$—	$—
	$13,993	$10,709	$7,981	$18,466	$15,313	$15,259
Deficiency (nil if ratio is 1:1 or greater)(3)	$(149,554)	$—	$—	$(240,812)	$—	$—
Ratio of earnings to fixed charges(3)(4)	0.0	5.8	6.0	0.0	5.7	4.8

(1)

Results relating to periods prior to the inception of Lone Pine Resources Inc. on September 30, 2010 reflect financial information of Lone Pine Resources Canada Ltd. Results for the period September 30, 2010 to June 1, 2011 (the date of Lone Pine’s IPO) reflect financial information of Lone Pine Resources Inc. and Lone Pine Resources Canada Ltd. on a combined basis.

(2)

Interest Expense includes interest on notes, interest on facilities, interest on capital lease, deferred financing charges, commissions, discounts and miscellaneous. No amortization of capitalized interest or interest included in rent.

(3)

Due to our pre-tax loss for the quarterly period ended June 30, 2012 and the year ended December 31, 2009, the ratio coverage was less than 1:1. We would have needed additional earnings of $149.6 million and $240.8 million, respectively, to achieve coverage of 1:1.

(4)

We had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement.  We will not receive any proceeds from the issuance of the new notes in the exchange offer.  In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount.  The form and terms of the new notes are identical in all respects to the form and terms of the old notes, except the new notes will be registered under the Securities Act and will not contain restrictions on transfer, registration rights or provisions for additional interest.  Old notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued.  Accordingly, the issuance of the new notes will not result in any change in outstanding indebtedness.

DESCRIPTION OF NOTES

You will find the definitions of capitalized terms used in this description of notes under the heading “—Certain Definitions.” For purposes of this description, references to “the Issuer,” “the Company,” “we,” “our” and “us” refer only to Lone Pine Resources Canada Ltd., the issuer of the Notes, and references to “the Parent Guarantor” refer only to Lone Pine Resources Inc. and not to any of its subsidiaries. References to “Cdn$” are to Canadian dollars, and references to “US$” are to U.S. dollars. The notes will be denominated in U.S. dollars and all payment on the notes will be made in U.S. dollars. References to the “notes” and “Notes” in this section of the prospectus include both the old notes issued on February 14, 2012 and the new notes, unless the context otherwise requires.

The new notes will be issued and the old notes were issued under an indenture dated as of February 14, 2012 (the “Indenture”), among us, the Parent Guarantor, the Subsidiary Guarantors (as defined below) and U.S. Bank National Association, as trustee.  The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

The following description is a summary of the material provisions of the indenture and notes.  It does not restate those documents in their entirety.  We urge you to read the indenture and the notes because they, and not this description, define the rights of holders of the notes.  Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture.

The registered holder of a note will be treated as the owner of it for all purposes.  Only registered holders will have rights under the indenture, and all references to “holders” in this description of notes are to registered holders of Notes.

If the exchange offer is consummated, holders of old notes who do not exchange their notes for new notes will vote together with the holders of the new notes for all relevant purposes under the indenture.  In that regard, the indenture requires that certain actions by the holders under the indenture (including acceleration after an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of all notes issued under the indenture.  In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the indenture, any old notes that remain outstanding after the exchange offer will be aggregated with the new notes, and the holders of any old notes and the new notes will vote together as a single series for all such purposes.  Accordingly, all references in this “Description of Notes” to specified percentages in aggregate principal amount of the outstanding notes mean, at any time after the exchange offer for the old notes is consummated, such percentage in aggregate principal amount of such notes and the new notes then outstanding.

General

The Notes.  Like the old notes, the new notes will:

•                  be general unsecured, senior obligations of the Issuer;

•                  mature on February 15, 2017;

•                  be issued in denominations of US$2,000 and integral multiples of US$1,000 in excess of US$2,000;

•                  be represented by one or more registered Notes in global form, but in certain circumstances may be represented by Notes in definitive form (see “—Book-entry; Delivery and Form”);

•                  rank senior in right of payment to any future Subordinated Obligations of the Issuer;

•                  rank equally in right of payment to any other senior Indebtedness of the Issuer, without giving effect to collateral arrangements;

•                  be initially unconditionally guaranteed on a senior unsecured basis by the Parent Guarantor and each current Subsidiary of the Parent Guarantor (see “—Guarantees”); and

•                  effectively rank junior to all existing and future secured Indebtedness of the Issuer (including any borrowings under the Senior Secured Credit Agreement), to the extent of the value of the collateral securing such Indebtedness.

The Guarantees.  The Parent Guarantor and all of its Subsidiaries (other than the Issuer) currently unconditionally guarantee the notes on a senior unsecured basis.  Each guarantee of the new notes, like each guarantee of the old notes, will:

•                  be general unsecured, senior obligations of the Guarantor;

•                  rank senior in right of payment to any future Guarantor Subordinated Obligations of the Guarantor;

•                  rank equally in right of payment to any other existing and future senior Indebtedness of the Guarantor, without giving effect to collateral arrangements;

•                  effectively rank junior to all existing and future secured Indebtedness of the Guarantor (including any guarantees under the Senior Secured Credit Agreement), to the extent of the value of the collateral securing such Indebtedness; and

•                  effectively rank junior to all future Indebtedness of any non-guarantor Subsidiary of the Guarantor.

All of the Subsidiaries of the Parent Guarantor are Subsidiary Guarantors (except for the Issuer), and all of the Subsidiaries of the Parent Guarantor are Restricted Subsidiaries.  Certain future Subsidiaries of the Parent Guarantor may not be required to guarantee the notes.  See “—Certain Covenants—Future Subsidiary Guarantors.” Also, under the circumstances described below in the definition of “Unrestricted Subsidiary” under the heading “—Certain Definitions,” the Parent Guarantor may designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not guarantee the notes and will not be subject to the restrictive covenants in the Indenture.

Interest.  Interest on the notes will:

•                  accrue at the rate of 10.375% per annum;

•                  accrue from February 14, 2012 or, if interest has already been paid, from the most recent interest payment date;

•                  be payable in cash semi-annually in arrears on February 15 and August 15, commencing on August 15, 2012;

•                  be payable to the holders of record on the February 1 and August 1 immediately preceding the related interest payment dates; and

•                  be computed on the basis of a 360-day year comprised of twelve 30-day months.

For the purposes solely of disclosure under the Interest Act (Canada), the yearly rate of interest to which the rate used in such computation is equivalent during any particular period is the rate so used multiplied by a fraction of which:

(1)           the numerator is the product of:

(a)                                 the actual number of days in the calendar year in which such period ends, and

(b)                                 the sum of (i) the product of (A) 30 and (B) the number of complete months elapsed in the relevant period and (ii) the number of days elapsed in any incomplete month in the relevant period, and

(2)           the denominator is the product of (a) 360 and (b) the actual number of days in the relevant period.

If an interest payment date falls on a day that is not a Business Day, the interest payment to be made on such interest payment date will be made on the next succeeding Business Day with the same force and effect as if made on such interest payment date, and no additional interest will accrue as a result of such delayed payment.  The Issuer will pay interest on overdue principal of the notes at the above rate, and overdue installments of interest at such rate, to the extent lawful.

Payments on the Notes; Paying Agent and Registrar

We will pay principal of, premium, if any, and interest on the Notes at the office or agency designated by us in the City and State of New York, except that we may, at our option, pay interest on the Notes by check mailed to holders of the Notes at their registered address as it appears in the registrar’s books.  We designated the corporate trust office of the Trustee in Hartford, Connecticut to act as our paying agent and registrar.  We may, however, change the paying agent or registrar without prior notice to the holders of the Notes, and the Parent Guarantor or any of its Restricted Subsidiaries may act as paying agent or registrar.

We will pay principal of, premium, if any, and interest on, Notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global Note.

Additional Amounts

All payments made by or on behalf of the Company under or with respect to the Notes, or by or on behalf of any Guarantor under or with respect to any Guarantee, will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter referred to as “Taxes”) imposed or levied by or on behalf of (1) the government of Canada or any province or territory of Canada, or (2) any other jurisdiction in which the Company or any such Guarantor is organized, or is otherwise carrying on business in, or is otherwise resident for tax purposes or (3) any jurisdiction from or through which payment is made, in each case including any political subdivision or any authority or agency therein or thereof having power to tax (each, a “Relevant Taxing Jurisdiction”), unless such Person is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

If the Company or any Guarantor (each such person, a “Payor”) is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to a Note or any Guarantee, such Payor will be required to pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by a holder or beneficial owner of Notes (including withholdings and deductions on Additional Amounts) after such withholding or deduction (including withholding and deduction on Additional Amounts) will not be less than the amount such holder or beneficial owner of Notes would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligations to pay Additional Amounts does not apply to (1) any holder or beneficial owner of Notes with which the applicable Payor does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of the payment; or (2) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder or beneficial owner of Notes and the Relevant Taxing Jurisdiction including, for greater certainty and without limitation, being or having been a citizen, resident or national thereof, or being or having been present or engaged in a trade or business therein or maintaining a permanent establishment or other physical presence in or otherwise having some connection with the Relevant Taxing Jurisdiction (other than a connection from the mere acquisition, ownership or holding of such Note or a beneficial interest therein or the enforcement of rights thereunder or the receipt of any payment in respect thereof); nor will Additional Amounts be paid (a) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder or beneficial owner would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period); (b) to the extent relating to Taxes imposed by reason of the holder’s or beneficial owner’s failure to comply with any certification, documentation, information or other evidence concerning such holder’s or beneficial owner’s nationality, citizenship, residence, identity or other connection with the Relevant Taxing Jurisdiction if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes to which such Holder or beneficial owner is entitled; (c) any tax assessment or other governmental charge which would have been avoided by such holder by presenting the relevant Note (if presentation is required); or (d) any combination of any of the above clauses (any such Tax in respect of which Additional Amounts are payable, an “Indemnified Tax”).

The applicable Payor will make any required withholding or deduction and remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law.  Upon request, the Company will provide the Trustee with official receipts or other documentation evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

If a Payor is or will become obligated to pay Additional Amounts under or with respect to any payment made on its Guarantee, at least 30 days prior to the date of such payment, such Payor will deliver to the Trustee an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the paying agent to pay Additional Amounts to Holders on the relevant payment date.

Whenever in the Indenture there is mentioned in any context: (1) the payment of principal; (2) redemption prices or purchase prices in connection with a redemption or purchase of Notes; (3) interest; or (4) any other amount payable on or with respect to any of the Notes or any Guarantee; such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Company and the Guarantors will indemnify and hold harmless a holder of the Notes for the amount of any Indemnified Taxes (including for greater certainty taxes payable pursuant to Regulation 803 of the Income Tax Regulations (Canada)) levied or imposed and paid by such holder as a result of payments made under or with respect to the Notes or any Guarantee, and with respect to any reimbursements under this clause.

Each of the Issuer and the Guarantors will pay any present or future stamp, court or documentary taxes or any other excise, property or similar Taxes that arise in any Relevant Taxing Jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Guarantees, the Indenture or any other document or instrument in relation thereto, or the receipt of any payments with respect to the Notes or any Guarantees, and each of the Issuer and the Guarantors will agree to indemnify the holders of Notes for any such amounts (including penalties, interest and other liabilities related thereto) paid by such holders.

The obligations described under this heading will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Company or any Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the Indenture.  The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes.  No service charge will be imposed by the Issuer, the Trustee or the registrar for any registration of transfer or exchange of Notes, but the Issuer may require a holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture.  The Issuer is not required to transfer or exchange any Note selected for redemption.  Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered holder of a Note will be treated as its owner for all purposes.

Optional Redemption

On and after February 15, 2015, we may redeem all or, from time to time, a part of the Notes upon notice as provided in the Indenture, at the following redemption prices (expressed as a percentage of principal amount of the Notes), plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12 month period beginning on February 15 of the years indicated below:

Year	Percentage
2015	105.188%
2016	100.000%

On or prior to February 15, 2015, we may, at our option, from time to time, upon notice as provided in the Indenture, redeem up to 35% of the aggregate principal amount of the Notes (including Additional Notes) issued under the Indenture with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 110.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

(1)                                at least 65% of the aggregate principal amount of the Notes (including Additional Notes) issued under the Indenture remains outstanding after each such redemption; and

(2)                                the redemption occurs within 180 days after the closing of the related Equity Offering.

In addition, the Notes may be redeemed, in whole or in part, at any time prior to February 15, 2015 at the option of the Issuer upon notice as provided in the Indenture, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1)                                1.0% of the principal amount of such Note; or

(2)                                the excess, if any, of:

(a)                                 the present value at such redemption date of (i) the redemption price of such Note at February 15, 2015 (such redemption price being set forth in the table appearing in the first paragraph of this “Optional Redemption” section) plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such Note through February 15, 2015 computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)                                 the principal amount of such Note.

“Treasury Rate” means, as of any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 15, 2015; provided, however, that if the period from the redemption date to February 15, 2015 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to February 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.  The Issuer will (a) calculate the Treasury Rate as of the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the Trustee an Officers’ Certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

In addition, if the Company becomes, or will become, obligated to pay, on the next date on which any amount may be payable with respect to the Notes, any Additional Amounts as a result of an actual change in, or amendment or proposed amendment to, the laws or regulations of any Relevant Taxing Jurisdiction or a change in any official position or the introduction of an official position regarding the application or interpretation thereof (including a holding by a court of competent jurisdiction), which is publicly announced or becomes effective on or after the Issue Date and such obligation cannot be avoided by taking reasonable measures available to it, then the Company may, at its option, redeem the Notes then outstanding, in whole but not in part, upon not less than 30 nor more than 60 days’ notice (such notice to be provided not more than 90 days before the next date on which it would be obligated to pay Additional Amounts), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).  Notice of the Company’s intent to redeem the Notes shall not be effective until such time as it delivers to the Trustee (1) an Officers’ Certificate stating that the Company is or will become obligated to pay any Additional Amounts because of an amendment to or change in law or regulation or position as described in this paragraph and (2) an opinion of an independent tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist.

Selection and Notice

If the Issuer is redeeming less than all of the outstanding Notes, the Trustee will select the Notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate (or, in the case of Notes in global form, the Trustee will select Notes for redemption based on DTC’s method that most nearly approximates a pro rata selection), although no Note of US$2,000 in original principal amount or less will be redeemed in part.  Notices of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a legal defeasance or covenant defeasance of the Notes or a satisfaction and discharge of the Indenture.  If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the partially redeemed Note.  On and after the redemption date, interest will cease to accrue on Notes or the portion of them called for redemption unless we default in the payment thereof.  Any redemption or notice of redemption may, at our discretion, be subject to one or more conditions precedent and, in the case of a redemption with the Net Cash Proceeds of an Equity Offering, be given prior to the completion of the related Equity Offering.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

We are not required to make mandatory redemption payments or sinking fund payments with respect to the Notes.  However, under certain circumstances, we may be required to offer to purchase Notes as described under the captions “—Change of Control” and “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

The Parent Guarantor and its Subsidiaries may acquire Notes by means other than a redemption or required repurchase, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.  However, other existing or future agreements of the Parent Guarantor or its Subsidiaries may limit the ability of the Parent Guarantor or its Subsidiaries to purchase Notes prior to maturity.

Ranking

Like the old notes, the new notes will be general unsecured obligations of the Issuer that rank senior in right of payment to any of its future Indebtedness that is expressly subordinated in right of payment to the Notes.  Likewise, the new notes will rank equally in right of payment with all other Indebtedness of the Issuer that is not so subordinated and will be effectively subordinated to any of its existing and future secured Indebtedness (including any borrowings under the Senior Secured Credit Agreement), to the extent of the value of the collateral securing such Indebtedness.

The obligations of each of the Guarantors under the Guarantees of the new notes will rank equally in right of payment with all other Indebtedness of such Guarantor, except to the extent such other Indebtedness is expressly subordinated in right of payment to the obligations arising under its Guarantee.  However, such obligations will effectively rank junior to all existing and future secured Indebtedness of the Guarantors (including any guarantees under the Senior Secured Credit Agreement), to the extent of the value of the collateral securing such Indebtedness.  In the event of bankruptcy, liquidation, reorganization or other winding up of the Parent Guarantor or the Subsidiary Guarantors, or upon a default in payment with respect to, or the acceleration of, any Indebtedness under the Senior Secured Credit Agreement or other secured Indebtedness, the assets of the Issuer, the Parent Guarantor and the Subsidiary Guarantors that secure secured Indebtedness will be available to pay obligations on the Notes and the Guarantees only after all Indebtedness under the Senior Secured Credit Agreement and other secured Indebtedness has been repaid in full from such assets.  In addition, in the event of bankruptcy, liquidation, reorganization or other winding up of a non-guarantor Subsidiary, the assets of such Subsidiary will be available to pay obligations on the Notes and the Guarantees only after all obligations of such Subsidiary have been repaid in full from such assets.  We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes and the Guarantees then outstanding.

As of June 30, 2012, we, the Parent Guarantor and the Subsidiary Guarantors had approximately Cdn$431.6 million of total Indebtedness (excluding Hedging Obligations, letters of credit outstanding under the Senior Secured Credit Agreement and intercompany Indebtedness) and approximately Cdn$229.0 million of such total Indebtedness constituted secured Indebtedness under the Senior Secured Credit Agreement, and the Issuer had additional availability of approximately Cdn$144.4 million under the Senior Secured Credit Agreement (after deducting Cdn$1.6 million of outstanding letters of credit).

Guarantees

The Parent Guarantor and the Subsidiary Guarantors, jointly and severally, fully and unconditionally guarantee on a senior unsecured basis our obligations under the Notes and all obligations under the Indenture.  The obligations of each of the Guarantors under the Guarantees rank equally in right of payment with all other Indebtedness of such Guarantor, except to the extent such other Indebtedness is expressly subordinated in right of payment to the obligations arising under its Guarantee.

As of June 30, 2012, the Guarantors had approximately Cdn$431.6 million of total Indebtedness (excluding Hedging Obligations, letters of credit outstanding under the Senior Secured Credit Agreement and intercompany Indebtedness), consisting of their unsecured guarantees of the Notes and their secured guarantees of borrowings under the Senior Secured Credit Agreement.

Although the Indenture limits the amount of Indebtedness that the Parent Guarantor and its Restricted Subsidiaries may Incur, such Indebtedness may be substantial and such limitation is subject to a number of significant qualifications.  Moreover, the Indenture does not impose any limitation on the Incurrence by such Persons of liabilities that are not considered Indebtedness under the Indenture.  See “—Certain Covenants—Limitation on Indebtedness and Preferred Stock.”

The obligations of each Guarantor under its Guarantee are limited by the Indenture as necessary to prevent that Guarantee from constituting a fraudulent conveyance, fraudulent preference, transfer at undervalue or fraudulent transfer under applicable law, although no assurance can be given that a court would give the holder the benefit of such provision.  See “Risk Factors—Risks Related to Investing in the New Notes—Any guarantees of the notes by Lone Pine Resources Inc. and its subsidiaries could be deemed fraudulent conveyances under certain circumstances, and a court may subordinate or void the guarantees.” If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero.  If the obligations of a Guarantor under its Guarantee were avoided, holders of Notes would have to look to the assets of any remaining Guarantors for payment.  There can be no assurance in that event that such assets would suffice to pay the outstanding principal and interest on the Notes.

In the event a Subsidiary Guarantor is sold or disposed of (whether by merger, amalgamation, consolidation, the sale of a sufficient amount of its Capital Stock so that it no longer qualifies as a “Subsidiary” of the Parent Guarantor or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving entity in such transaction to a Person which is not the Parent Guarantor or a Restricted Subsidiary, such Subsidiary Guarantor will be released from its obligations under the Indenture and its Subsidiary Guarantee if the sale or other disposition does not violate the covenants described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.”

In addition, a Subsidiary Guarantor will be released from its obligations under the Indenture and its Subsidiary Guarantee, upon the release or discharge of the guarantee of other Indebtedness that resulted in the creation of such Subsidiary Guarantee pursuant to the covenant described under “—Certain Covenants—Future Subsidiary Guarantors,” except a release or discharge by or as a result of payment under such guarantee; if the Parent Guarantor designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the Indenture; or in connection with any covenant defeasance, legal defeasance or satisfaction and discharge of the Notes as provided below under the captions “—Defeasance” and “—Satisfaction and Discharge.” The Parent Guarantor will be released from its obligations under the Indenture and the Parent Guarantee only in connection with any such legal defeasance or satisfaction and discharge of the Notes or, in the case of a predecessor Parent Guarantor, in connection with the succession and substitution of a Successor Company and corresponding release of the predecessor as described under “Certain Covenants—Merger and Consolidation” herein.

Change of Control

If a Change of Control occurs, unless the Issuer has previously or concurrently exercised its right to redeem all of the Notes as described under “—Optional Redemption,” each holder will have the right to require the Issuer to repurchase all or any part (equal to US$2,000 or an integral multiple of US$1,000 in excess of US$2,000) of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, unless we have previously or concurrently exercised our right to redeem all of the Notes as described under “—Optional Redemption,” we will mail a notice (the “Change of Control Offer”) to each holder, with a copy to the Trustee, stating:

(1)                                that a Change of Control has occurred and that such holder has the right to require us to purchase such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(2)                                the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”);

(3)                                that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)                                that unless we default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)                                that holders electing to have any Notes in certificated form purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)                                that holders will be entitled to withdraw their tendered Notes and their election to require us to purchase such Notes, provided that the paying agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)                                that if we are repurchasing a portion of the Note of any holder, the holder will be issued a new Note equal in principal amount to the unpurchased portion of the Note surrendered, provided that the unpurchased portion of the Note must be equal to a minimum principal amount of US$2,000 and an integral multiple of US$1,000 in excess of US$2,000; and

(8)                                the procedures determined by us, consistent with the Indenture, that a holder must follow in order to have its Notes repurchased.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)                                accept for payment all Notes or portions of Notes (in a minimum principal amount of US$2,000 and integral multiples of US$1,000 in excess of US$2,000) properly tendered pursuant to the Change of Control Offer and not properly withdrawn;

(2)                                deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes accepted for payment; and

(3)                                deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The paying agent will promptly mail or deliver to each holder of Notes accepted for payment the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum principal amount of US$2,000 or an integral multiple of US$1,000 in excess of US$2,000.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no further interest will be payable to holders who tender pursuant to the Change of Control Offer.

The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable.  Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders to require that the Parent Guarantor or any Subsidiary repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

We will not be required to make a Change of Control Offer upon a Change of Control if the Parent Guarantor or any other Person makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

We will comply with all applicable securities legislation in Canada and the United States, including, without limitation, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under in the Indenture by virtue of our compliance with such securities laws or regulations.

Our ability to repurchase Notes pursuant to a Change of Control Offer may be limited by a number of factors.  The occurrence of certain of the events that constitute a Change of Control would constitute a default under the Senior Secured Credit Agreement.  In addition, certain events that may constitute a change of control under the Senior Secured Credit Agreement and cause a default under that agreement will not constitute a Change of Control under the Indenture.  Future Indebtedness of the Parent Guarantor and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repaid upon a Change of Control.  Moreover, the exercise by the holders of their right to require the Issuer to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Parent Guarantor and its Restricted Subsidiaries.  Finally, the Issuer’s ability to pay cash to the holders upon a repurchase may be limited by the then existing financial resources of the Parent Guarantor and its Restricted Subsidiaries.  There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

Even if sufficient funds were otherwise available, the future Indebtedness of the Parent Guarantor or its Restricted Subsidiaries may prohibit the Issuer’s repurchase of Notes before their scheduled maturity.  Consequently, if the Parent Guarantor and its Restricted Subsidiaries are not able to prepay the Indebtedness under the Senior Secured Credit Agreement and any such other Indebtedness containing similar restrictions or obtain requisite consents, the Issuer will be unable to fulfill its repurchase obligations if holders of Notes exercise their repurchase rights following a Change of Control, resulting in a default under the Indenture.  A default under the Indenture may result in a cross default under the Senior Secured Credit Agreement.

If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any other Person making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Issuer will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Parent Guarantor.  The Change of Control purchase feature is a result of negotiations between the initial purchasers and the Parent Guarantor.  The Parent Guarantor has no present intention to engage in a transaction involving a Change of Control, although it is possible that it could decide to do so in the future.  Subject to the limitations discussed below, the Parent Guarantor or its Subsidiaries could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.  Restrictions on the ability of the Parent Guarantor and its Restricted Subsidiaries to incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Indebtedness and Preferred Stock” and “—Certain Covenants—Limitation on Liens.” Such restrictions in the Indenture can be waived only with the consent of the holders of a majority in principal amount of the Notes then outstanding.  Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Parent Guarantor and its Restricted Subsidiaries taken as a whole to any Person.  Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law.  Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of a Person.  As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.  In a published decision, the Chancery Court of Delaware has raised the possibility that a Change of Control occurring as a result of a failure to have Continuing Directors comprising a majority of the Board of Directors may be unenforceable on public policy grounds.

The provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified or terminated with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) prior to the occurrence of such Change of Control.

Certain Covenants

The Indenture contains the covenants summarized in this section of the prospectus.  Because we switched from the U.S. dollar to the Canadian dollar as the currency in which our consolidated financial statements are expressed, all references to U.S. dollar amounts in this section, “—Events of Default” and “—Certain Definitions” below are deemed to refer to the same such amount, as appropriate, in Canadian dollars, without giving effect to any exchange rate then prevailing between the two currencies.  Notwithstanding the foregoing, the Notes shall at all times be denominated, and principal and interest shall be payable only in U.S. dollars.

Limitation on Indebtedness and Preferred Stock

The Parent Guarantor will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including any Acquired Indebtedness, any Disqualified Stock and, in the case of any Restricted Subsidiary, any Preferred Stock); provided, however, that the Parent Guarantor, the Issuer and any of the Subsidiary Guarantors may Incur Indebtedness if on the date thereof:

(1)                                the Consolidated Coverage Ratio for the Parent Guarantor and its Restricted Subsidiaries is at least 2.25 to 1.00, determined on a pro forma basis (including a pro forma application of proceeds); and

(2)                                no Default would occur as a consequence of, and no Event of Default would be continuing following, Incurring the Indebtedness or its application.

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

(1)                                Indebtedness under one or more Credit Facilities of the Parent Guarantor, the Issuer or any Subsidiary Guarantor Incurred pursuant to this clause (1) in an aggregate amount not to exceed the greater of (i) US$425.0 million or (ii) the sum of US$220.0 million and 30.0% of the Parent Guarantor’s Adjusted Consolidated Net Tangible Assets determined as of the date of the Incurrence of such Indebtedness after giving effect to the application of the proceeds therefrom;

(2)                                guarantees of Indebtedness Incurred in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related guarantee shall be subordinated in right of payment to the Notes or the related Guarantee, as applicable, to at least the same extent as the Indebtedness being guaranteed, as the case may be;

(3)                                Indebtedness of the Parent Guarantor owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Parent Guarantor or any Restricted Subsidiary; provided, however, that (a)(i) if the Issuer is the obligor on such Indebtedness and the obligee is not a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and

(ii) if a Guarantor is the obligor of such Indebtedness and the obligee is neither the Issuer nor a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations of such Guarantor with respect to its Guarantee and (b)(i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being held by a Person other than the Parent Guarantor or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person other than the Parent Guarantor or a Restricted Subsidiary shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Parent Guarantor or such Restricted Subsidiary, as the case may be, that was not permitted by this clause;

(4)                                Indebtedness represented by (a) the Notes issued on the Issue Date and all Guarantees, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2) and 4(a)) outstanding on the Issue Date, (c) any Exchange Notes and related guarantees issued pursuant to a Registration Rights Agreement, including the new notes and related guarantees, and (d) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clause (5) or (7) or Incurred pursuant to the first paragraph of this covenant;

(5)                                Permitted Acquisition Indebtedness;

(6)                                Indebtedness Incurred in respect of (a) self-insurance obligations, bid, appeal, reimbursement, performance, surety and similar bonds and completion guarantees provided by the Parent Guarantor or a Restricted Subsidiary in the ordinary course of business and any guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations and (b) obligations represented by letters of credit for the account of the Parent Guarantor or a Restricted Subsidiary in order to provide security for workers’ compensation claims (in the case of clauses (a) and (b) other than for an obligation for money borrowed);

(7)                                Indebtedness of the Parent Guarantor or any Restricted Subsidiary represented by Capitalized Lease Obligations (whether or not Incurred pursuant to Sale/Leaseback Transactions) or other Indebtedness Incurred in connection with the acquisition, construction, improvement or development of real or personal, movable or immovable, property, in each case Incurred for the purpose of financing, refinancing, renewing, defeasing or refunding all or any part of the purchase price or cost of acquisition, construction, improvement or development of property used in the business of the Parent Guarantor or its Restricted Subsidiaries; provided that, after giving effect to such Incurrence, the aggregate principal amount Incurred by the Parent Guarantor or any Restricted Subsidiary pursuant to this clause (7), together with any Refinancing Indebtedness Incurred pursuant to clause (4) in respect of such Indebtedness, and then outstanding does not exceed the greater of (x) US$15.0 million and (y) 1.5% of the Parent Guarantor’s Adjusted Consolidated Net Tangible Assets; and provided further that the principal amount of any Indebtedness permitted under this clause (7) did not in each case at the time of incurrence exceed the Fair Market Value, as determined in accordance with the definition of such term, of the acquired or constructed asset or improvement or development so financed; and

(8)                                in addition to the items referred to in clauses (1) through (7) above, Indebtedness of the Parent Guarantor and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (8) and then outstanding, will not exceed the greater of US$25.0 million or 2.5% of the Parent Guarantor’s Adjusted Consolidated Net Tangible Assets, determined as of the date of Incurrence of such Indebtedness after giving effect to such Incurrence and the application of the proceeds therefrom.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(1)                                in the event an item of that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Parent Guarantor, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and, subject to clause (2) below may later classify, reclassify or redivide all or a portion of such item of Indebtedness, in any manner that complies with this covenant;

(2)                                all Indebtedness outstanding on the date of the Indenture under the Senior Secured Credit Agreement shall be deemed Incurred on the Issue Date under clause (1) of the second paragraph of this covenant;

(3)                                guarantees of, or obligations in respect of letters of credit supporting, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(4)                                if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(5)                                the principal amount of any Disqualified Stock of the Parent Guarantor, or Preferred Stock of the Issuer or any Subsidiary Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(6)                                Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(7)                                the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the amortization of debt discount or the accretion of accreted value, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock and unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of FASB Accounting Standards Codification (“ASC”) Topic No. 815, Derivatives and Hedging) will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

The Parent Guarantor will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness (including the issue of any Disqualified Stock), other than Non-Recourse Debt.  If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this “Limitation on Indebtedness and Preferred Stock” covenant, the Parent Guarantor shall be in Default of this covenant).

For purposes of determining compliance with any U.S. (or Canadian) dollar denominated restriction on the Incurrence of Indebtedness, the U.S. (or Canadian, as applicable) dollar equivalent principal amount of Indebtedness denominated in a different currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a different currency, and such refinancing would cause the applicable U.S. (or Canadian, as applicable) dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. (or Canadian, as applicable) dollar denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.  Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that any Person may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies.  The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Limitation on Restricted Payments

The Parent Guarantor will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1)                                 declare or pay any dividend or make any payment or distribution on or in respect of the Parent Guarantor’s Capital Stock (including any payment or distribution in connection with any merger, amalgamation or consolidation involving the Parent Guarantor or any of its Restricted Subsidiaries) except:

(a)                                  dividends or distributions by the Parent Guarantor payable solely in Capital Stock of the Parent Guarantor (other than Disqualified Stock but including options, warrants or other rights to purchase such Capital Stock of the Parent Guarantor); and

(b)                                 dividends or distributions payable to the Parent Guarantor or a Restricted Subsidiary and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation) so long as the Parent Guarantor or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution;

(2)                                 purchase, repurchase, redeem or otherwise acquire or retire for value any Capital Stock of the Parent Guarantor or any direct or indirect parent of the Parent Guarantor held by Persons other than the Parent Guarantor or a Restricted Subsidiary (other than in exchange for Capital Stock of the Parent Guarantor (other than Disqualified Stock));

(3)                                 purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than (x) Indebtedness permitted under clause (3) of the second paragraph of the covenant “—Limitation on Indebtedness and Preferred Stock” or (y) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement for value); or

(4)                                 make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) shall be referred to herein as a “Restricted Payment”), if at the time the Parent Guarantor or such Restricted Subsidiary makes such Restricted Payment:

(a)                                  a Default shall have occurred and be continuing (or would result therefrom);

(b)                                 the Parent Guarantor is not able to Incur an additional US$1.00 of Indebtedness pursuant to the covenant described under the first paragraph under “—Limitation on Indebtedness and Preferred Stock” after giving effect, on a pro forma basis, to such Restricted Payment; or

(c)                                  the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of:

(i)                                    50% of Consolidated Net Income for the period (treated as one accounting period) from January 1, 2012 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii)                                 100% of the aggregate Net Cash Proceeds and the Fair Market Value of property or securities other than cash (including Capital Stock of Persons engaged primarily in the Oil and Gas Business or assets used in the Oil and Gas Business), in each case received by the Parent Guarantor from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to (x) management, employees, directors or any direct or indirect parent of the Parent Guarantor, to the extent such Net Cash Proceeds have been used to make a Restricted Payment pursuant to clause (5)(a) of the next succeeding paragraph, (y) a Subsidiary of the Parent Guarantor or (z) an employee stock ownership plan, option plan or similar trust (to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by the Parent Guarantor or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination));

(iii)                              the amount by which Indebtedness of the Parent Guarantor or its Restricted Subsidiaries is reduced on the Parent Guarantor’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Parent Guarantor) subsequent to the Issue Date of any Indebtedness of the Parent Guarantor or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Parent Guarantor (less the amount of any cash, or the Fair Market Value of any other property (other than such Capital Stock), distributed by the Parent Guarantor upon such conversion or exchange), together with the net proceeds, if any, received by the Parent Guarantor or any of its Restricted Subsidiaries upon such conversion or exchange; and

(iv)                             the amount equal to the aggregate net reduction in Restricted Investments made by the Parent Guarantor or any of its Restricted Subsidiaries in any Person after the Issue Date resulting from:

(A)                              repurchases, repayments or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment (other than to a Subsidiary of the Parent Guarantor), repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Parent Guarantor or any Restricted Subsidiary;

(B)                               the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of

Investments previously made by the Parent Guarantor or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income; and

(C)                               the sale by the Parent Guarantor or any Restricted Subsidiary (other than to the Parent Guarantor or a Restricted Subsidiary) of all or a portion of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary or a dividend from an Unrestricted Subsidiary (whether any such distribution or dividend is made with proceeds from the issuance by such Unrestricted Subsidiary of its Capital Stock or otherwise).

The provisions of the preceding paragraph will not prohibit:

(1)                                 any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Parent Guarantor (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Parent Guarantor or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Parent Guarantor or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or a substantially concurrent cash capital contribution received by the Parent Guarantor from its shareholders; provided, however, that (a) such Restricted Payment will be excluded from subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale of Capital Stock or capital contribution will be excluded from clause (c)(ii) of the preceding paragraph;

(2)                                 any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Issuer or Guarantor Subordinated Obligations of any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Issuer or any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations that, in each case, is permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness and Preferred Stock”; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement for value will be excluded from subsequent calculations of the amount of Restricted Payments;

(3)                                 any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Disqualified Stock of the Parent Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Parent Guarantor that is permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness and Preferred Stock”; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement for value will be excluded from subsequent calculations of the amount of Restricted Payments;

(4)                                 dividends paid or distributions made within 60 days after the date of declaration if at such date of declaration such dividend or distribution would have complied with this covenant; provided, however, that such dividends and distributions will be included in subsequent calculations of the amount of Restricted Payments; and provided further, however, that for purposes of clarification, this clause (4) shall not include cash payments in lieu of the issuance of fractional shares included in clause (8) below;

(5)                                 so long as no Default has occurred and is continuing, (a) the repurchase or other acquisition of Capital Stock (including options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock) of the Parent Guarantor held by any existing or former employees, management or directors of the Parent Guarantor or any Restricted Subsidiary or their assigns, estates or heirs, in each case pursuant to the repurchase or other acquisition provisions under employee stock option or stock purchase plans or agreements or other agreements to compensate management, employees or directors, in each case approved by the Parent Guarantor’s Board of Directors; provided that such repurchases or other acquisitions pursuant to this subclause (a) during any calendar year will not exceed US$2.0 million in the aggregate (with unused amounts in any calendar year being carried over to succeeding calendar years); provided further, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Parent Guarantor from the sale of Capital Stock of the Parent Guarantor to members of management, employees or directors of the Parent Guarantor and its Restricted Subsidiaries that occurs after the Issue Date (to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of the clause (c) of the preceding paragraph), plus (B) the cash proceeds of key man life insurance policies received by the Parent Guarantor and its Restricted Subsidiaries after the Issue Date, less (C) the amount of any Restricted Payments made pursuant to clauses (A) and (B) of this clause (5)(a); provided further, however, that the amount of any such repurchase or other acquisition under this subclause (a) will be excluded in subsequent calculations of the amount of Restricted Payments and the proceeds received from any such transaction will be excluded from clause (c)(ii) of the preceding paragraph; and (b) loans or advances to employees or directors of the Parent Guarantor or any Subsidiary of the Parent Guarantor, in each case as permitted by Section 402 of the Sarbanes-Oxley Act of 2002, the proceeds of which are used to purchase Capital Stock of the Parent Guarantor, or to refinance loans or advances made pursuant to this clause (5)(b), in an aggregate principal amount not in excess of US$2.0 million at any one time outstanding; provided, however, that the amount of such loans and advances will be included in subsequent calculations of the amount of Restricted Payments;

(6)                                 purchases, repurchases, redemptions or other acquisitions or retirements for value of Capital Stock deemed to occur upon the exercise of stock options, warrants, rights to acquire Capital Stock or other convertible securities if such Capital Stock represents a portion of the exercise or exchange price thereof, and any purchases, repurchases, redemptions or other acquisitions or retirements for value of Capital Stock made in lieu of withholding taxes in connection with any exercise or exchange of warrants, options or rights to acquire Capital Stock; provided, however, that such acquisitions or retirements will be excluded from subsequent calculations of the amount of Restricted Payments;

(7)                                 the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation (i) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to the covenant described under “—Change of Control” or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock”; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, the Issuer has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer; provided, however, that such acquisitions or retirements will be included in subsequent calculations of the amount of Restricted Payments;

(8)                                 cash payments in lieu of the issuance of fractional shares; provided, however, that any payment pursuant to this clause (8) will be excluded in the calculation of the amount of Restricted Payments;

(9)                                 the declaration and payment of scheduled or accrued dividends to holders of any class of or series of Disqualified Stock of the Parent Guarantor issued after the Issue Date in accordance with the covenant captioned “—Limitation on Indebtedness and Preferred Stock”, to the extent such dividends are included in Consolidated Interest Expense; provided, however, that any payment pursuant to this clause (9) will be excluded in the calculation of the amount of Restricted Payments; and

(10)                           Restricted Payments in an amount not to exceed US$25.0 million in the aggregate since the Issue Date; provided, however, that the amount of such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date the asset(s) or securities are proposed to be paid, transferred or issued by the Parent Guarantor or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment, except that the Fair Market Value of any non-cash dividend or distribution made within 60 days after the date of declaration shall be determined as of such date.  The Fair Market Value of any cash Restricted Payment shall be its face amount and the Fair Market Value of any non-cash Restricted Payment shall be determined in accordance with the definition of that term.  Not later than the date of making any Restricted Payment in excess of US$10.0 million that will be included in subsequent calculations of the amount of Restricted Payments, the Parent Guarantor shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the this covenant were computed.

In the event that a Restricted Payment meets the criteria of more than one of the exceptions described in (1) through (10) above or is entitled to be made pursuant to the first paragraph above, the Parent Guarantor shall, in its sole discretion, classify such Restricted Payment.

Currently, all of the Parent Guarantor’s Subsidiaries are Restricted Subsidiaries.  The Parent Guarantor will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purpose of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Parent Guarantor and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first or second paragraph of this covenant or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.  Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Liens

The Parent Guarantor will not, and will not permit either the Issuer or any of its other Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (the “Initial Lien”) other than Permitted Liens upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), including any income or profits therefrom, whether owned on the date of the Indenture or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Lien effective provision is made to secure the Indebtedness due under the Parent Guarantee or, in respect of Liens on any Restricted Subsidiary’s property or assets, the Notes (in the case of the Issuer) or any Subsidiary Guarantee of such other Restricted Subsidiary, equally and ratably with (or senior in priority to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

Any Lien created for the benefit of the holders of the Notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1)                                 pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Parent Guarantor or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)                                 make any loans or advances to the Parent Guarantor or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Parent Guarantor or any Restricted Subsidiary to other Indebtedness Incurred by the Parent Guarantor or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)                                 sell, lease or transfer any of its property or assets to the Parent Guarantor or any Restricted Subsidiary.

The preceding provisions will not prohibit:

(a)                                  any encumbrance or restriction pursuant to or by reason of an agreement in effect at or entered into on the Issue Date, including, without limitation, the Indenture as in effect on such date;

(b)                                 any encumbrance or restriction with respect to a Person pursuant to or by reason of an agreement relating to any Capital Stock or Indebtedness Incurred by a Person on or before the date on which such Person was acquired by the Parent Guarantor or another Restricted Subsidiary (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person was acquired by the Parent Guarantor or a Restricted Subsidiary or in contemplation of the transaction) and outstanding on such date; provided that any such encumbrance or restriction shall not extend to any assets or property of the Parent Guarantor or any other Restricted Subsidiary other than the assets and property so acquired;

(c)                                  encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Parent Guarantor and the Restricted Subsidiaries to realize the value of, property or assets of the Parent Guarantor or any Restricted Subsidiary in any manner material to the Parent Guarantor or any Restricted Subsidiary;

(d)                                 any encumbrance or restriction with respect to a Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction shall not extend to any assets or property of the Parent Guarantor or any other Restricted Subsidiary other than the assets and property so acquired;

(e)                                  any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clauses (a) through (d) or clause (k) of this paragraph or this clause (e) or contained in any amendment, restatement, modification, renewal, supplemental, refunding, replacement or refinancing of an agreement referred to in clauses (a) through (d) or clause (k) of this paragraph or this clause (e); provided that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement taken as a whole are no less favorable in any material respect to the holders of the Notes than the encumbrances and restrictions contained in the agreements governing the Indebtedness being refunded, replaced or refinanced;

(f)                                    in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

(i)                                    that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in Oil and Gas Properties), license or similar contract, or the assignment or transfer of any such lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in Oil and Gas Properties), license (including, without limitation, licenses of intellectual property) or other contract;

(ii)                                 contained in mortgages, pledges or other security agreements permitted under the Indenture securing Indebtedness of the Parent Guarantor or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements;

(iii)                              contained in any agreement creating Hedging Obligations permitted from time to time under the Indenture;

(iv)                             pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Parent Guarantor or any Restricted Subsidiary;

(v)                                on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; or

(vi)                             with respect to the disposition or distribution of assets or property in operating agreements, joint venture agreements, development agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business and entered into in the ordinary course of business;

(g)                                 any encumbrance or restriction contained in (i) purchase money obligations for property acquired in the ordinary course of business and (ii) Capitalized Lease Obligations permitted under the Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

(h)                                 any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or a portion of the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(i)                                     any customary encumbrances or restrictions imposed pursuant to any agreement of the type described in the definition of “Permitted Business Investment”;

(j)                                     encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

(k)                                  encumbrances or restrictions contained in agreements governing Indebtedness of the Parent Guarantor or any of its Restricted Subsidiaries permitted to be Incurred pursuant to an agreement entered into subsequent to the Issue Date in accordance with the covenant described under the caption “—Limitation on Indebtedness and Preferred Stock”; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness are not materially less favorable to the Parent Guarantor taken as a whole, as determined by the Board of Directors of the Parent Guarantor in good faith, than the provisions contained in the Senior Secured Credit Agreement and in the Indenture as in effect on the Issue Date;

(l)                                     the issuance of Preferred Stock by a Restricted Subsidiary or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such Preferred Stock is permitted pursuant to the covenant described under the caption “—Limitation on Indebtedness and Preferred Stock” and the terms of such Preferred Stock do not expressly restrict the ability of a Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such Preferred Stock prior to paying any dividends or making any other distributions on such other Capital Stock);

(m)                               supermajority voting requirements existing under corporate charters, bylaws, stockholders agreements and similar documents and agreements;

(n)                                 restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(o)                                 any encumbrance or restriction contained in the Senior Secured Credit Agreement as in effect as of the Issue Date, and in any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Senior Secured Credit Agreement as in effect on the Issue Date.

Limitation on Sales of Assets and Subsidiary Stock

The Parent Guarantor will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1)                                 the Parent Guarantor or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition) of the shares or other assets subject to such Asset Disposition;

(2)                                 at least 75% of the aggregate consideration received by the Parent Guarantor or such Restricted Subsidiary, as the case may be, from such Asset Disposition and all other Asset Dispositions since the Issue Date, on a cumulative basis, is in the form of cash or Cash Equivalents or Additional Assets, or any combination thereof;

(3)                                 except as provided in the next paragraph, an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied, within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, by the Parent Guarantor or such Restricted Subsidiary, as the case may be:

(a)                                  to prepay, repay, redeem or purchase Pari Passu Indebtedness of the Parent Guarantor, the Issuer (including the Notes) or a Subsidiary Guarantor or any Indebtedness (other than Preferred Stock) of a Restricted Subsidiary that is not a Subsidiary Guarantor (in each case, excluding Indebtedness owed to the Parent Guarantor or an Affiliate of the Parent Guarantor); provided, however, that, in connection with any prepayment, repayment, redemption or purchase of Indebtedness pursuant to this clause (a), the Parent Guarantor or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, redeemed or purchased; or

(b)                                 to invest in Additional Assets; and

(4)                                 in the case of an Asset Disposition of Capital Stock of the Issuer, unless the Issuer has consolidated with, merged or amalgamated with or into, or wound up into, the Parent Guarantor in compliance with “—Merger and Consolidation” herein, upon such Asset Disposition the Issuer shall remain a Restricted Subsidiary of the Parent Guarantor;

provided that pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, the Parent Guarantor and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture.

Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds.” Not later than the 366th day from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, if the aggregate amount of Excess Proceeds exceeds US$20.0 million, the Issuer will be required to make an offer (“Asset Disposition Offer”) to all holders of Notes and, to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Issuer to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Disposition (“Pari Passu Notes”) to purchase the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount (or, in the event such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof) of the Notes and Pari Passu Notes plus accrued and unpaid interest, if any (or in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Indebtedness), to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in minimum principal amount of US$2,000 and integral multiples of US$1,000 in excess of US$2,000.  If the aggregate principal amount of Notes surrendered by holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes.  To the extent that the aggregate principal amount of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Parent Guarantor and its Restricted Subsidiaries may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture.  Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”).  No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Issuer will purchase the principal amount of Notes and Pari Passu Notes required to be purchased pursuant to this covenant (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered and not properly withdrawn, all Notes and Pari Passu Notes validly tendered and not properly withdrawn in response to the Asset Disposition Offer.

If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no further interest will be payable to holders who tender Notes pursuant to the Asset Disposition Offer.

On or before the Asset Disposition Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Notes or portions of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in minimum principal amount of US$2,000 and integral multiples of US$1,000 in excess of US$2,000.  The Issuer will deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this covenant and, in addition, the Issuer will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes.  The Issuer or the paying agent, as the case may be, will promptly (but in any case not later than five Business Days after the termination of the Asset Disposition Offer Period) mail or deliver to each tendering holder of Notes or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon delivery of an Officers’ Certificate from the Issuer, will authenticate and mail or deliver such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a minimum principal amount of US$2,000 or an integral multiple of US$1,000 in excess of US$2,000.  In addition, the Issuer will take any and all other actions required by the agreements governing the Pari Passu Notes.  Any Note not so accepted will be promptly mailed or delivered by the Issuer to the holder thereof.  The Issuer will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

The Issuer will comply with all applicable securities legislation in Canada and the United States, including, without limitation, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to an Asset Disposition Offer.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of its compliance with such securities laws or regulations.

For the purposes of clause (2) of the first paragraph of this covenant, the following will be deemed to be cash consideration received by the Parent Guarantor or such Restricted Subsidiary:

(1)                                 the assumption by the transferee of Indebtedness (other than Guarantor Subordinated Obligations or Disqualified Stock) of the Parent Guarantor or Indebtedness of a Restricted Subsidiary (other than Subordinated Obligations or Disqualified Stock of the Issuer and Guarantor Subordinated Obligations or Disqualified Stock of any Restricted Subsidiary that is a Subsidiary Guarantor) and the release of the Parent Guarantor or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Parent Guarantor will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (3)(a) of the first paragraph of this covenant;

(2)                                 with respect to any Asset Disposition of oil and gas properties by the Parent Guarantor or any Restricted Subsidiary, any agreement by the transferee (or an Affiliate thereof) to pay all or a portion of the costs and expenses related to the exploration, development, completion or production of such oil and gas properties and activities related thereto; and

(3)                                 securities, notes or other obligations received by the Parent Guarantor or any Restricted Subsidiary from the transferee that are converted by the Parent Guarantor or such Restricted Subsidiary into cash within 180 days after receipt thereof.

Notwithstanding the foregoing, the 75% limitation referred to in clause (2) of the first paragraph of this covenant shall be deemed satisfied with respect to any Asset Disposition in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-

tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Disposition complied with the aforementioned 75% limitation.

The requirement of clause (3)(b) of the first paragraph of this covenant above shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or expenditures referred to therein is entered into by the Parent Guarantor or its Restricted Subsidiary within the specified time period and such Net Available Cash is subsequently applied in accordance with such agreement within six months following such agreement.

The Parent Guarantor will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:

(1)                                 at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2)                                 in the event such Asset Swap involves the transfer by the Parent Guarantor or any Restricted Subsidiary of assets having an aggregate Fair Market Value in excess of US$20.0 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of the Parent Guarantor.

Limitation on Affiliate Transactions

The Parent Guarantor will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, make, amend or conduct any transaction (including making a payment to, the purchase, sale, lease or exchange of any property or the rendering of any service), contract, agreement or understanding with or for the benefit of any Affiliate of the Parent Guarantor (an “Affiliate Transaction”) unless:

(1)                                 the terms of such Affiliate Transaction are not materially less favorable to the Parent Guarantor or such Restricted Subsidiary, as the case may be, than those that could reasonably be expected to be obtained in a comparable transaction at the time of such transaction in arm’s length dealings with a Person who is not such an Affiliate;

(2)                                 if such Affiliate Transaction involves an aggregate consideration in excess of US$10.0 million but no greater than US$20.0 million, the Issuer delivers to the Trustee an Officers’ Certificate certifying that such Affiliate Transaction satisfies the criteria in clause (1) above;

(3)                                 if such Affiliate Transaction involves an aggregate consideration in excess of US$20.0 million but no greater than US$30.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Parent Guarantor having no personal stake in such transaction, if any (and such majority determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

(4)                                 if such Affiliate Transaction involves an aggregate consideration in excess of US$30.0 million, the Board of Directors of the Parent Guarantor has received a written opinion from an independent investment banking, accounting, engineering or appraisal firm of nationally recognized standing in the United States or Canada that such Affiliate Transaction is fair, from a financial standpoint, to the Parent Guarantor or such Restricted Subsidiary or is not materially less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s length basis from a Person that is not an Affiliate.

The preceding paragraph will not apply to:

(1)                                 any Restricted Payment permitted to be made pursuant to the covenant described under “—Limitation on Restricted Payments” or any Permitted Investment;

(2)                                 any issuance of Capital Stock (other than Disqualified Stock), or other payments, awards or grants in cash, Capital Stock (other than Disqualified Stock) or otherwise pursuant to, or the funding of, employment or severance agreements and other compensation arrangements, options to purchase Capital Stock (other than Disqualified Stock) of the Parent Guarantor, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or insurance and indemnification arrangements provided to or for the benefit of directors and employees approved by the Board of Directors of the Parent Guarantor;

(3)                                 loans or advances to employees, officers or directors in the ordinary course of business of the Parent Guarantor or any of its Restricted Subsidiaries;

(4)                                 advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business of the Parent Guarantor or any of its Restricted Subsidiaries;

(5)                                 any transaction between the Parent Guarantor and a Restricted Subsidiary or between Restricted Subsidiaries, and guarantees issued by the Parent Guarantor or a Restricted Subsidiary for the benefit of the Parent Guarantor or a Restricted Subsidiary, as the case may be, in accordance with “—Limitation on Indebtedness and Preferred Stock”;

(6)                                 any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Parent Guarantor or a Restricted Subsidiary owns, directly or indirectly, an equity interest in or otherwise controls such joint venture or similar entity;

(7)                                 the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Parent Guarantor to, or the receipt by the Parent Guarantor of any capital contribution from its shareholders;

(8)                                 indemnities of officers, directors and employees of the Parent Guarantor or any of its Restricted Subsidiaries permitted by bylaw or statutory provisions and any employment agreement or other employee compensation plan or arrangement entered into in the ordinary course of business by the Parent Guarantor or any of its Restricted Subsidiaries;

(9)                                 the payment of reasonable compensation and fees paid to, and indemnity provided on behalf of, officers or directors of the Parent Guarantor or any Restricted Subsidiary;

(10)                           the performance of obligations of the Parent Guarantor or any of its Restricted Subsidiaries under the terms of any agreement to which the Parent Guarantor or any of its Restricted Subsidiaries is a party as of or on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted only to the extent that its terms are not materially more disadvantageous, taken as a whole, to the holders of the Notes than the terms of the agreements in effect on the Issue Date;

(11)                           transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, provided that in the reasonable determination of the Board of Directors of the Parent Guarantor or the senior management of the Parent Guarantor, such transactions are on terms not materially less favorable to the Parent Guarantor or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s length basis from a Person that is not an Affiliate of the Parent Guarantor;

(12)                           transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Parent Guarantor solely because the Parent Guarantor owns, directly or through a Restricted Subsidiary, an equity interest in such Person; and

(13)                           transactions between the Parent Guarantor or any Restricted Subsidiary and any Person, a director of which is also a director of the Parent Guarantor or any direct or indirect parent of the Parent Guarantor, and such director is the sole cause for such Person to be deemed an Affiliate of the Parent Guarantor or any Restricted Subsidiary; provided, however, that such director shall abstain from voting as a director of the Parent Guarantor or such direct or indirect parent, as the case may be, on any matter involving such other Person.

Provision of Financial Information

The Indenture provides that, whether or not the Parent Guarantor is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, to the extent not prohibited by the Exchange Act, the Parent Guarantor will file with the SEC, and make available to the Trustee and the holders of the Notes without cost to any holder, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation (or to a foreign private issuer if the Parent Guarantor so qualifies) within the time periods specified therein with respect to a non-accelerated filer.  In the event that the Parent Guarantor is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Parent Guarantor will nevertheless make available such Exchange Act information to the Trustee and the holders of the Notes without cost to any holder as if the Parent Guarantor were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein with respect to a non-accelerated filer.

This covenant does not impose any duty on the Parent Guarantor under the Sarbanes-Oxley Act of 2002 and the related SEC rules that would not otherwise be applicable.

If the Parent Guarantor has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the financial information required will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in any accompanying Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Parent Guarantor and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Parent Guarantor.

The availability of the foregoing materials on the SEC’s website or on the Parent Guarantor’s website shall be deemed to satisfy the foregoing delivery obligations.

For so long as any old notes remain outstanding and constitute “restricted securities” under Rule 144, the Issuer and the Guarantors will furnish to the holders of the old notes, and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Merger and Consolidation

Neither the Parent Guarantor nor the Issuer will consolidate with or merge or amalgamate with or into or wind up into (whether or not it is the surviving Person), or convey, transfer or lease all or substantially all its assets in one or more related transactions to, any Person, unless:

(1)                                 the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of Canada or any province or territory thereof, the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Parent Guarantor or the Issuer, as the case may be) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Parent Guarantor or the Issuer, as the case may be, under the Indenture, the Notes or the Parent Guarantee as applicable;

(2)                                 immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)                                 immediately after giving effect to such transaction on a pro forma basis and any related financing transactions as if the same had occurred at the beginning of the applicable four quarter period, either (A) the Successor Company would be able to Incur at least an additional US$1.00 of Indebtedness pursuant to the first paragraph of the covenant described under “—Limitation on Indebtedness and Preferred Stock” or (B) the Consolidated Coverage Ratio of the Parent Guarantor is equal to or greater than the Consolidated Coverage Ratio of the Parent Guarantor immediately before such transaction;

(4)                                 if the Issuer is not the Successor Company in any of the transactions referred to above that involve the Issuer, each Guarantor (unless it is the other party to the transactions, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Guarantee shall apply to the Successor Company’s obligations in respect of the Indenture and the Notes and that its Guarantee shall continue to be in effect; and

(5)                                 the Parent Guarantor or the Issuer, as the case may be, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, conveyance, transfer or lease and such supplemental indenture (if any) comply with the Indenture.

For purposes of this covenant, the Issuer shall be considered to be the Successor Company in the event of a statutory amalgamation of the Issuer and any Restricted Subsidiary governed by the laws of Canada or any province or territory thereof.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Parent Guarantor, which properties and assets, if held by the Parent Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Parent Guarantor on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the assets of the Parent Guarantor.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Parent Guarantor or the Issuer, as the case may be, under the Indenture; and its predecessor, except in the case of a lease of all or substantially all its assets, will be released from all obligations under the Indenture, the Notes or the Parent Guarantee as applicable.  If, in accordance with this provision, the Issuer (or its Successor Company, as applicable) succeeds to and is substituted for the Parent Guarantor, or the Parent Guarantor (or its Successor Company, as applicable) succeeds to and is substituted for the Issuer, then the succeeding Person shall in either case have and be subject to all rights and obligations specified in the Indenture and in the Notes as being rights and obligations of the Parent Guarantor, the Issuer or both, and the provisions of the Indenture, the Notes and the Parent Guarantee, as applicable, shall be construed in a manner that gives full effect to the same party having become both the Parent Guarantor and the Issuer for all purposes thereof.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law.  Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the assets of a Person.

Notwithstanding the preceding clause (3), (x) any Restricted Subsidiary may consolidate with, merge or amalgamate with or into, wind up into or convey, transfer or lease all or part of its assets to the Parent Guarantor or the Issuer, and each of the Parent Guarantor and the Issuer may consolidate with, merge or amalgamate with or into, wind up into or convey, transfer or lease all or part of its assets to the other or a Subsidiary Guarantor and (y) each of the Parent Guarantor and the Issuer may consolidate with, merge or amalgamate with or into, or wind up into an

Affiliate incorporated solely for the purpose of reorganizing in another jurisdiction; and provided further that, in the case of a Restricted Subsidiary that consolidates with, merges or amalgamates with or into, winds up into or conveys, transfers or leases all or part of its assets to the Parent Guarantor or the Issuer, the Issuer will not be required to comply with the preceding clause (5).

In addition, the Parent Guarantor will not permit any Subsidiary Guarantor to consolidate with or merge or amalgamate with or into, and will not permit the conveyance, transfer or lease of all or substantially all of the assets of any Subsidiary Guarantor to, any Person (other than the Parent Guarantor, the Issuer or another Subsidiary Guarantor) unless:

(1)                                 (a) the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company and such Person (if not such Subsidiary Guarantor) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee; and (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; or

(2)                                 the transaction is made in compliance with this covenant and results in the release of the Subsidiary Guarantor from its obligations under its Subsidiary Guarantee under the conditions described in the penultimate paragraph of “—Guarantees;” and

(3)                                 the Parent Guarantor will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture (if any) comply with the Indenture.

Future Subsidiary Guarantors

The Parent Guarantor will cause each Restricted Subsidiary formed or acquired after the Issue Date that guarantees any Indebtedness of the Parent Guarantor, the Issuer or a Subsidiary Guarantor in excess of US$5.0 million, in each case to execute and deliver to the Trustee within 30 days a supplemental indenture (in the form specified in the Indenture) pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on a senior basis; provided that any Restricted Subsidiary that constitutes an Immaterial Subsidiary need not become a Subsidiary Guarantor until such time as it ceases to be an Immaterial Subsidiary.

Payments for Consent

Neither the Parent Guarantor nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Covenant Termination

From and after the occurrence of an Investment Grade Rating Event, the Parent Guarantor and its Restricted Subsidiaries will no longer be subject to the provisions of the Indenture described above under the following headings:

•                  “—Limitation on Indebtedness and Preferred Stock,”

•                  “—Limitation on Restricted Payments,”

•                  “—Limitation on Restrictions on Distributions from Restricted Subsidiaries,”

•                  “—Limitation on Sales of Assets and Subsidiary Stock,”

•                  “—Limitation on Affiliate Transactions” and

•                  Clause (3) of “—Merger and Consolidation”

(collectively, the “Eliminated Covenants”).  As a result, from and after the day that the Parent Guarantor and its Restricted Subsidiaries are no longer subject to the Eliminated Covenants, the Notes will be entitled to substantially reduced covenant protection.

After the Eliminated Covenants have been terminated, the Parent Guarantor may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the second sentence of the definition of “Unrestricted Subsidiary.”

Events of Default

Each of the following is an Event of Default with respect to the Notes:

(1)                                 default in any payment of interest on any Note when due, continued for 30 days;

(2)                                 default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(3)                                 failure by the Issuer or any Guarantor to comply with its obligations under “—Certain Covenants—Merger and Consolidation”;

(4)                                 failure by the Parent Guarantor or the Issuer to comply for 30 days (or 180 days in the case of a Reporting Failure) after notice as provided below with any of its obligations under the covenant described under “—Change of Control” above or under the covenants described under “—Certain Covenants” above (in each case, other than a failure to purchase Notes which will constitute an Event of Default under clause (2) above and other than a failure to comply with “—Certain Covenants—Merger and Consolidation” which is covered by clause (3));

(5)                                 failure by the Parent Guarantor or the Issuer to comply for 60 days after notice as provided below with its other agreements contained in the Indenture;

(6)                                 default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent Guarantor or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Parent Guarantor or any of its Restricted Subsidiaries), other than Indebtedness owed to the Parent Guarantor or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default:

(a)                                  is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (and any extensions of any grace period) (“payment default”); or

(b)                                 results in the acceleration of such Indebtedness prior to its Stated Maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates US$20.0 million or more;

(7)                                 certain events of bankruptcy, insolvency or reorganization of the Parent Guarantor, the Issuer or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Parent Guarantor and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the “bankruptcy provisions”);

(8)                                 failure by the Parent Guarantor, the Issuer or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Parent Guarantor and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of US$20.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid or discharged, and there shall be any period of 60 consecutive days following entry of such final judgment or decree during which a stay of enforcement of such final judgment or decree, by reason of pending appeal or otherwise, shall not be in effect (the “judgment default provision”); or

(9)                                 the Parent Guarantee or any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Parent Guarantor and its Restricted Subsidiaries) would constitute a Significant Subsidiary, ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or the Parent Guarantor or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements of the Parent Guarantor and its Restricted Subsidiaries) would constitute a Significant Subsidiary, denies or disaffirms its obligations under the Indenture or its Guarantee.

However, a default under clauses (4) and (5) of this paragraph will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Notes notify the Parent Guarantor and the Issuer in writing and, in the case of a notice given by the holders, the Trustee of the default and the Parent Guarantor or the Issuer does not cure such default within the time specified in clauses (4) and (5) of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clause (7) above) occurs and is continuing, the Trustee by notice to the Parent Guarantor and the Issuer, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Parent Guarantor and the Issuer and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, accrued and unpaid interest, if any, on all the Notes to be due and payable.  If an Event of Default described in clause (7) above occurs and is continuing, the principal of, premium, if any, accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders.  The holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if, among other requirements, (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Notwithstanding the foregoing, if an Event of Default specified in clause (6) above shall have occurred and be continuing, such Event of Default and any consequential acceleration (to the extent not in violation of any applicable law or in conflict with any judgment or decree of a court of competent jurisdiction) shall be automatically rescinded if (i) the Indebtedness that is the subject of such Event of Default has been repaid or (ii) if the default relating to such Indebtedness is waived by the holders of such Indebtedness or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, in each case within 20 days after the declaration of acceleration with respect thereto, and (iii) any other existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Subject to the provisions of the Indenture relating to the duties of the Trustee when an Event of Default has occurred and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.  Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1)                                 such holder has previously given the Trustee notice that an Event of Default is continuing;

(2)                                 holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3)                                 such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)                                 the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)                                 the holders of a majority in principal amount of the outstanding Notes have not waived such Event of Default or otherwise given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  In the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of his own affairs.  The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability.  Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs.  Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold such notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the holders.  In addition, the Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year.  The Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any Defaults, their status and what action the Issuer is taking or proposing to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture and the Notes may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).  However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things:

(1)                                 reduce the principal amount of Notes whose holders must consent to an amendment or waiver;

(2)                                 reduce the stated rate of or extend the stated time for payment of interest on any Note;

(3)                                 reduce the principal of or extend the Stated Maturity of any Note;

(4)                                 reduce the premium payable upon the redemption of any Note as described above under “—Optional Redemption,” change the time at which any Note may be redeemed as described above under “—Optional Redemption” or make any change relative to our obligation to make an offer to repurchase the Notes as a result of a Change of Control as described above under “—Change of Control” after (but not before) the occurrence of such Change of Control;

(5)                                 make any Note payable in money other than that stated in the Note;

(6)                                 impair the right of any holder to receive payment of the principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(7)                                 make any change in the amendment provisions which require each holder’s consent or in the waiver provisions;

(8)                                 modify the Guarantees in any manner adverse to the holders of the Notes; or

(9)                                 make any change to or modify the ranking of the Notes that would adversely affect the holders.

Notwithstanding the foregoing, without the consent of any holder, the Issuer, the Guarantors and the Trustee may amend the Indenture and the Notes to:

(1)                                 cure any ambiguity, omission, defect, mistake or inconsistency;

(2)                                 provide for the assumption by a successor of the obligations of the Parent Guarantor, the Issuer or any Subsidiary Guarantor under the Indenture;

(3)                                 provide for uncertificated Notes in addition to or in place of certificated Notes;

(4)                                 add Guarantors with respect to the Notes, including Subsidiary Guarantors, or release a Subsidiary Guarantor from its Subsidiary Guarantee and terminate such Subsidiary Guarantee; provided that the release and termination is in accordance with the applicable provisions of the Indenture;

(5)                                 secure the Notes or Guarantees;

(6)                                 add to the covenants of the Parent Guarantor, the Issuer or a Subsidiary Guarantor for the benefit of the holders or surrender any right or power conferred upon the Parent Guarantor, the Issuer or a Subsidiary Guarantor;

(7)                                 make any change that does not adversely affect the rights of any holder; provided, however, that any change to conform the Indenture to the “Description of Notes” in the offering circular for the old notes will not be deemed to adversely affect such legal rights;

(8)                                 comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

(9)                                 provide for the succession of a successor Trustee, provided that the successor Trustee is otherwise qualified and eligible to act as such under the Indenture.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment.  It is sufficient if such consent approves the substance of the proposed amendment.  A consent to any amendment or waiver under the Indenture by any holder of Notes given in connection with a tender of such holder’s Notes will not be rendered invalid by such tender.  After an amendment under the Indenture requiring the consent of the holders becomes effective, the Issuer is required to mail to the holders a notice briefly describing such amendment.  However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment.

Defeasance

The Issuer at any time may terminate all its obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

The Issuer at any time may terminate its obligations described under “—Change of Control” and the obligations of itself and the Parent Guarantor under the covenants described under “—Certain Covenants” (other than clauses (1), (2), (4) and (5) of “—Merger and Consolidation”), the operation of the cross default upon a payment default, the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision, the Parent or Subsidiary Guarantee provision described in clause (9) under “—Events of Default” above and the limitations contained in clause (3) under “—Certain Covenants—Merger and Consolidation” above (“covenant defeasance”).

If the Issuer exercises its legal defeasance or its covenant defeasance option, the Subsidiary Guarantees in effect at such time will terminate and, in the case of legal defeasance, the Parent Guarantee will terminate.

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.  If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes.  If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under “—Events of Default” above or because of the failure of the Parent Guarantor or the Issuer to comply with clause (3) under “—Certain Covenants—Merger and Consolidation” above.

In order to exercise either defeasance option, the Issuer or a Guarantor must, among other things, irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or Stated Maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) or a ruling from the Internal Revenue Service or the Canada Revenue Agency, as appropriate, to the effect that holders of the Notes who are not resident in Canada will not recognize income, gain or loss for U.S. or Canadian federal, state, provincial or territorial income tax purposes as a result of such deposit and defeasance and will only be subject to U.S. or Canadian federal, state, provincial or territorial income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.  In the case of legal defeasance only, such Opinion of Counsel on U.S. tax matters must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. federal income tax law.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when either:

(1)                                 all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation, or

(2)                                 all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the giving of a notice of redemption or otherwise and the Issuer, the Parent Guarantor or any Subsidiary Guarantor has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust solely for such purpose, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal and accrued interest to the date of Stated Maturity or redemption, and in each case certain other requirements set forth in the Indenture are satisfied.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Parent Guarantor, the Issuer or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Parent Guarantor, the Issuer or any Subsidiary Guarantor under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Concerning the Trustee

U.S. Bank National Association is the Trustee under the Indenture and has been appointed by the Issuer as registrar and paying agent with regard to the Notes.

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer or any Guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.  The Trustee may engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act) while any Default exists it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee with such conflict or resign as Trustee.

Governing Law

The Indenture and the old notes are, and the new notes will be, governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Delivery and Form

The new notes will be issued initially only in the form of one or more global notes (collectively, the “Global Notes”).  The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below.  Beneficial interests in the Global Notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).

The Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee.  Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form (“Certificated Notes”) except in the limited circumstances described below.  See “—Exchange of Global Notes for Certificated Notes.”

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience.  These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them.  We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants.  The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”).  Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants.  The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)                  upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the exchange agent with portions of the principal amount of the Global Notes; and

(2)                  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC.  Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system.  Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their depositories, which are Euroclear Bank S.A./N.V, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream.  All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.  Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own.  Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent.  Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture.  Under the terms of the indenture, the Issuer, the Guarantors and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes.  Consequently, neither the Issuer, the Guarantors, the trustee nor any agent of the Issuer or the trustee has or will have any responsibility or liability for:

(1)                  any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)                  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date.  Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of DTC.  Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuer.  Neither the Issuer nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Issuer and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Crossmarket transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system.  Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction.  However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time.  None of the Issuer, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes in minimum denominations of US$2,000 and in integral multiples of US$1,000 in excess of US$2,000, if:

(1)                  DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event the Issuer fails to appoint a successor depositary within 90 days; or

(2)                  there has occurred and is continuing an Event of Default and DTC notifies the trustee of its decision to exchange the Global Note for Certificated Notes.

Beneficial interests in a Global Note may also be exchanged for Certificated Notes in the other limited circumstances permitted by the indenture, including if an affiliate of ours acquires such interests.  In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note, except in the limited circumstances provided in the indenture.

Same-Day Settlement and Payment

The Issuer will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder.  The Issuer will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address.  The notes represented by the Global Notes are eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds.  We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC.  DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

“Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes or is merged or amalgamated with and into a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition.  Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes or is merged or amalgamated with and into a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Assets” means:

(1)                                any properties or assets to be used by the Parent Guarantor or a Restricted Subsidiary in the Oil and Gas Business;

(2)                                capital expenditures by the Parent Guarantor or a Restricted Subsidiary in the Oil and Gas Business;

(3)                                the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Parent Guarantor or a Restricted Subsidiary; or

(4)                                Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (3) and (4), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.

“Adjusted Consolidated Net Tangible Assets” of the Parent Guarantor means (without duplication), as of the date of determination, the remainder of:

(1)                                 the sum of:

(a)                                 discounted future net revenues from proved oil and gas reserves of the Parent Guarantor and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state, provincial or federal income taxes, as estimated by the Parent Guarantor in a reserve report prepared as of the end of the Parent Guarantor’s most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from

(i)                                    estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year end reserve report, and

(ii)                                 estimated oil and gas reserves attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves since such year end due to exploration, development or exploitation, production or other activities, which would, in accordance with standard industry practice, cause such revisions (including the impact to proved reserves and future net revenues from estimated development costs incurred and the accretion of discount since such year end), and decreased by, as of the date of determination, the estimated discounted future net revenues from

(iii)                              estimated proved oil and gas reserves produced or disposed of since such year end, and

(iv)                             estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and substantially in accordance with SEC guidelines, in the case of clauses (i) through (iv) utilizing prices and costs calculated in accordance with SEC guidelines as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to the Parent Guarantor were year end; provided, however, that in the case of each of the determinations made pursuant to clauses (i) through (iv), such increases and decreases shall be as estimated by the Parent Guarantor’s petroleum engineers;

(b)                                 the capitalized costs that are attributable to Oil and Gas Properties of the Parent Guarantor and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Parent Guarantor’s books and records as of a date no earlier than the date of the Parent Guarantor’s latest available annual or quarterly financial statements;

(c)                                  the Net Working Capital of the Parent Guarantor and its Restricted Subsidiaries on a date no earlier than the date of the Parent Guarantor’s latest annual or quarterly financial statements; and

(d)                                 the greater of

(i)                                    the net book value of other tangible assets of the Parent Guarantor and its Restricted Subsidiaries, as of a date no earlier than the date of the Parent Guarantor’s latest annual or quarterly financial statements, and

(ii)                                 the appraised value, as estimated by independent appraisers, of other tangible assets of the Parent Guarantor and its Restricted Subsidiaries, as of a date no earlier than the date of the Parent Guarantor’s latest audited financial statements; provided, that, if no such appraisal has been performed the Parent Guarantor shall not be required to obtain such an appraisal and only clause (d)(i) of this definition shall apply;

minus

(2)                                 the sum of:

(a)                                 Minority Interests;

(b)                                 any net gas balancing liabilities of the Parent Guarantor and its Restricted Subsidiaries reflected in the Parent Guarantor’s latest annual or quarterly balance sheet (to the extent not deducted in calculating Net Working Capital of the Parent Guarantor in accordance with clause (1)(c) above of this definition);

(c)                                  to the extent included in (1)(a) above, the discounted future net revenues, calculated in accordance with SEC guidelines (but utilizing prices and costs calculated in accordance with SEC guidelines as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to the Parent Guarantor were year end), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Parent Guarantor and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

(d)                                 the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (1)(a) above, would be necessary to fully satisfy the payment obligations of the Parent Guarantor and its Subsidiaries with respect to Dollar Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

At such time, if ever, that the Parent Guarantor qualifies as a “foreign private issuer” under the Exchange Act, the Parent Guarantor may elect to calculate Adjusted Consolidated Net Tangible Assets using an annual discount rate of 10% and forecast pricing and costs in accordance with National Instrument 51-101 promulgated by the Canadian Securities Administrators (or any successor instrument) instead of SEC guidelines; provided, however, that any such election, once made, will be irrevocable.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Disposition” means any direct or indirect sale, lease (including by means of Production Payments and Reserve Sales and a Sale/Leaseback Transaction but excluding an operating lease entered into in the ordinary course of the Oil and Gas Business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of (A) any Capital Stock of a Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under the heading “—Certain Covenants—Limitation on Indebtedness and Preferred Stock,” and directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Parent Guarantor or a Restricted Subsidiary), (B) all or substantially all the assets of any division or line of business of the Parent

Guarantor or any Restricted Subsidiary (excluding any division or line of business the assets of which are owned by an Unrestricted Subsidiary) or (C) any other assets of the Parent Guarantor or any Restricted Subsidiary outside of the ordinary course of business of the Parent Guarantor or such Restricted Subsidiary (each referred to for the purposes of this definition as a “disposition”), in each case by the Parent Guarantor or any of its Restricted Subsidiaries, including any disposition by means of a merger, amalgamation, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)                                a disposition by a Restricted Subsidiary to the Parent Guarantor or by the Parent Guarantor or a Restricted Subsidiary to a Restricted Subsidiary;

(2)                                a disposition of cash, Cash Equivalents or other financial assets in the ordinary course of business;

(3)                                a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;

(4)                                a disposition of damaged, unserviceable, obsolete or worn out equipment or equipment that is no longer necessary for the proper conduct of the business of the Parent Guarantor and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5)                                transactions in accordance with the covenant described under “—Certain Covenants—Merger and Consolidation”;

(6)                                an issuance of Capital Stock by a Restricted Subsidiary to the Parent Guarantor or to a Restricted Subsidiary;

(7)                                the making of a Permitted Investment or a Restricted Payment (or a disposition that would constitute a Restricted Payment but for the exclusions from the definition thereof) permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(8)                                an Asset Swap;

(9)                                a disposition of assets with a Fair Market Value of less than US$10.0 million;

(10)                         Permitted Liens;

(11)                         dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(12)                         the licensing or sublicensing of intellectual property (including, without limitation, the licensing of seismic data) or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Parent Guarantor and its Restricted Subsidiaries;

(13)                         foreclosure on assets;

(14)                         any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Parent Guarantor or a Restricted Subsidiary, shall have been created, Incurred, issued, assumed or guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

(15)                         surrender or waiver of contract rights, oil and gas leases, or the settlement, release or surrender of contract, tort or other claims of any kind;

(16)                         the abandonment, farmout, lease or sublease of developed or undeveloped Oil and Gas Properties in the ordinary course of business; and

(17)                         a disposition (whether or not in the ordinary course of business) of any Oil and Gas Property or interest therein to which no proved reserves are attributable at the time of such disposition.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any oil or natural gas properties or assets or interests therein between the Parent Guarantor or any of its Restricted Subsidiaries and another Person; provided, that any cash received must be applied in accordance with “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” as if the Asset Swap were an Asset Disposition.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.  For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means, as to any Person that is a corporation, the board of directors of such Person or any duly authorized committee thereof or as to any Person that is not a corporation, the board of managers or such other individual or group serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York or Calgary, Alberta are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, units, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into, or exchangeable for, such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.  Notwithstanding the foregoing, any lease (whether entered into before or after the Issue Date) that would have been classified as an operating lease pursuant to GAAP as in effect on the Issue Date will be deemed not to represent a Capitalized Lease Obligation.

“Cash Equivalents” means:

(1)                                securities issued or directly and fully guaranteed or insured by the federal government of Canada or the United States or any agency or instrumentality thereof (provided that the full faith and credit of the federal government of Canada or the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(2)                                certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued or guaranteed by or placed with any United States commercial bank or any Canadian chartered bank that is either a lender party to the Senior Secured Credit Agreement or has a combined capital and surplus and undivided profits of not less than US$500.0 million;

(3)                                repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) entered into with any bank meeting the qualifications specified in clause (2) above;

(4)                                commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s or carrying an equivalent rating by DBRS, and in any case maturing within one year after the date of acquisition thereof; and

(5)                                 interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (4) above.

“Change of Control” means:

(1)                                any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Parent Guarantor (or its successor by merger, amalgamation, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause (1), such person or group shall be deemed to Beneficially Own any Voting Stock of the Parent Guarantor held by a parent entity, if such person or group Beneficially Owns, directly or indirectly, more than 50% of the total voting power of the Voting Stock of such parent entity);

(2)                                the first day on which a majority of the members of the Board of Directors of the Parent Guarantor are not Continuing Directors;

(3)                                the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent Guarantor and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(4)                                the adoption by the stockholders of the Parent Guarantor of a plan or proposal for the liquidation or dissolution of the Parent Guarantor.

Notwithstanding the preceding, a transaction or series of related transactions pursuant to which the Issuer becomes the Successor Company of the Parent Guarantor in accordance with the covenant described under “—Certain Covenants—Merger and Consolidation” herein will not be deemed to constitute a Change of Control.

“Commodity Agreements” means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons used, produced, processed or sold by such Person that are customary in the Oil and Gas Business and designed to protect such Person against fluctuation in Hydrocarbon prices.

“Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Coverage Ratio” means as of any date of determination, the ratio of (x) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

(1)                                if the Parent Guarantor or any Restricted Subsidiary:

(a)                                 has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness and the use of proceeds thereof as if such Indebtedness had been Incurred on the first day of such period and such proceeds had been applied as of such date (except that in making such computation, the amount of Indebtedness under any revolving Credit Facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such revolving Credit Facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such revolving Credit Facility to the date of such calculation, in each case, provided that such average daily balance shall take into account any repayment of Indebtedness under such revolving Credit Facility as provided in clause (b)); or

(b)                                 has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period, including with the proceeds of such new Indebtedness, that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving Credit Facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness as if such discharge had occurred on the first day of such period;

(2)                                if, since the beginning of such period, the Parent Guarantor or any Restricted Subsidiary has made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition, the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Parent Guarantor or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Parent Guarantor and its continuing Restricted Subsidiaries in connection with or with the proceeds from such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Parent Guarantor and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)                                if, since the beginning of such period, the Parent Guarantor or any Restricted Subsidiary (by merger, amalgamation or otherwise) has made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Parent Guarantor or a Restricted Subsidiary) or an acquisition (or will have received a contribution) of assets, including any acquisition or contribution of assets occurring in connection with a transaction causing a calculation to be made under the Indenture, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition or contribution had occurred on the first day of such period; and

(4)                                  if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged or amalgamated with or into the Parent Guarantor or any Restricted Subsidiary since the beginning of such period) made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Parent Guarantor or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Parent Guarantor; provided that such officer may in his or her discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated EBITDA, including any pro forma expenses and cost reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC).  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof).  If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Parent Guarantor or any Restricted Subsidiary, the interest rate shall be calculated by applying such optional rate chosen by it.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Parent Guarantor or any Restricted Subsidiary may designate.

“Consolidated EBITDA” for any period means, without duplication, the Consolidated Net Income for such period, plus the following, without duplication and to the extent deducted (and not added back) in calculating such Consolidated Net Income:

(1)                                  Consolidated Interest Expense;

(2)                                  Consolidated Income Tax Expense;

(3)                                  consolidated depletion and depreciation expense of the Parent Guarantor and its Restricted Subsidiaries;

(4)            consolidated amortization expense or impairment charges of the Parent Guarantor and its Restricted Subsidiaries recorded in connection with the application of FASB ASC Topic No. 350, Intangibles—Goodwill and Others, and FASB ASC Topic No. 360, Property, Plant and Equipment;

(5)            other non-cash charges of the Parent Guarantor and its Restricted Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); and

(6)            if the Parent Guarantor changes its method of accounting for Oil and Gas Properties from full cost to successful efforts or a similar method of accounting, consolidated exploration and abandonment expense of the Parent Guarantor and its Restricted Subsidiaries,

if applicable for such period; and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto that were deducted (and not added back) in calculating such Consolidated Net Income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments, (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar Denominated Production Payments and (z) other non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period).

Notwithstanding the preceding sentence, clauses (2) through (6) relating to amounts of a Restricted Subsidiary will be added to Consolidated Net Income to compute Consolidated EBITDA of the Parent Guarantor only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of the Parent Guarantor and, to the extent the amounts set forth in clauses (2) through (6) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Parent Guarantor by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or the holders of its Capital Stock.

“Consolidated Income Tax Expense” means, with respect to any period, the provision for federal, state, local, provincial and foreign income taxes (including state or other franchise taxes accounted for as income taxes in accordance with GAAP) of the Parent Guarantor and its Restricted Subsidiaries for such period as determined in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the total consolidated interest expense (less interest income) of the Parent Guarantor and its Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense and without duplication:

(1)            interest expense attributable to Capitalized Lease Obligations and the interest component of any deferred payment obligations;

(2)            amortization of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

(3)            non-cash interest expense;

(4)            commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)            the interest expense on Indebtedness of another Person that is guaranteed by the Parent Guarantor or one of its Restricted Subsidiaries or secured by a Lien on assets of the Parent Guarantor or one of its Restricted Subsidiaries, to the extent such guarantee becomes payable or such Lien becomes subject to foreclosure;

(6)            cash costs associated with Interest Rate Agreements (including amortization of fees); provided, however, that if Interest Rate Agreements result in net cash benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

(7)            the consolidated interest expense of the Parent Guarantor and its Restricted Subsidiaries that was capitalized during such period; and

(8)            all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of the Parent Guarantor or on Preferred Stock of its

Restricted Subsidiaries payable to a party other than the Parent Guarantor or a Wholly-Owned Subsidiary,

minus, to the extent included above, any interest attributable to Dollar Denominated Production Payments.

For the purpose of calculating the Consolidated Coverage Ratio in connection with the Incurrence of any Indebtedness described in the final paragraph of the definition of “Indebtedness,” the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (8) above) relating to any Indebtedness of the Parent Guarantor or any Restricted Subsidiary described in the final paragraph of the definition of “Indebtedness.”

“Consolidated Net Income” means, for any period, the aggregate net income (loss) of the Parent Guarantor and its consolidated Subsidiaries determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends of such Person; provided, however, that there will not be included (to the extent otherwise included therein) in such Consolidated Net Income:

(1)            any net income (loss) of any Person (other than the Parent Guarantor) if such Person is not a Restricted Subsidiary, except that:

(a)                                  subject to the limitations contained in clauses (3) and (4) below, the Parent Guarantor’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Parent Guarantor or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b)                                 the Parent Guarantor’s equity in a net loss of any such Person for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Parent Guarantor or a Restricted Subsidiary during such period;

(2)            any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Parent Guarantor, except that:

(a)                                  subject to the limitations contained in clauses (3), (4) and (5) below, the Parent Guarantor’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Parent Guarantor or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)                                 the Parent Guarantor’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)            any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Parent Guarantor or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4)            any extraordinary or nonrecurring gains or losses, together with any related provision for taxes on such gains or losses and all related fees and expenses;

(5)            the cumulative effect of a change in accounting principles;

(6)            any “ceiling limitation” on Oil and Gas Properties or other asset impairment writedowns on Oil and Gas Properties under GAAP or SEC guidelines;

(7)            any unrealized non-cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of FASB ASC Topic No. 815, Derivatives and Hedging);

(8)            income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(9)            all deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Indebtedness;

(10)          any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards; provided that the proceeds resulting from any such grant will be excluded from clause (c)(ii) of the first paragraph of the covenant described under “—Limitation on Restricted Payments” and

(11)          any realized or unrealized gains or losses from, or related to, currency conversions.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Parent Guarantor who: (1) was a member of such Board of Directors on the date of the Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Facility” means, with respect to the Parent Guarantor or any Restricted Subsidiary, one or more debt facilities (including, without limitation, the Senior Secured Credit Agreement), indentures or commercial paper facilities providing for revolving credit loans, term loans, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Secured Credit Agreement or any other credit or other agreement or indenture).

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“DBRS” means DBRS Limited or any successor to the rating agency business thereof.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) at the option of the holder of the Capital Stock or upon the happening of any event:

(1)            matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2)            is convertible or exchangeable for Disqualified Stock or other Indebtedness (excluding Capital Stock which is convertible or exchangeable solely at the option of such Person or a Subsidiary); or

(3)            is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Notes or (b) on which there are no Notes outstanding; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require such Person to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provide that (i) such Person may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Issuer with the provisions of the Indenture described under the captions “—Change of Control” and “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” and (ii) such repurchase or redemption will be permitted solely to the extent also permitted in accordance with the provisions of the Indenture described under the caption “—Certain Covenants—Limitation on Restricted Payments.”

“Dollar Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private offering for cash by the Parent Guarantor or the Issuer of Capital Stock (other than Disqualified Stock), other than public offerings registered on Form S-8.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.  Fair Market Value of an asset or property in excess of US$10.0 million shall be determined by the Board of Directors of the Parent Guarantor acting in good faith, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors, and any lesser Fair Market Value may be determined by an officer of the Parent Guarantor acting in good faith.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.  All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.  At any time after the Issue Date, the Parent Guarantor may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP for its financial statements and reports for all financial reporting purposes and, thereafter may elect to apply for all purposes of the Indenture IFRS in lieu of GAAP.  Upon such election, references in the Indenture to GAAP shall thereafter be construed to mean IFRS as in effect from time to time, provided, that any such election, once made, shall be irrevocable (and shall only be made once); provided, further, that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Parent Guarantor’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP.  The Company shall give notice to the Trustee and the holders of any such election made in accordance with this definition within 15 days of such election.

The term “guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)            to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)            entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business or any obligation to the extent it is payable only in Capital Stock of the guarantor that is not Disqualified Stock.  The term “guarantee” used as a verb has a corresponding meaning.

“Guarantees” means the Parent Guarantee and the Subsidiary Guarantees collectively.

“Guarantors” means the Parent Guarantor and the Subsidiary Guarantors collectively.

“Guarantor Subordinated Obligation” means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated in right of payment to the obligations of such Guarantor under its Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“holder” means a Person in whose name a Note is registered on the registrar’s books.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of the end of the most recent month for which financial statements are available, are no more than US$5.0 million.

“Incur” means issue, create, assume, guarantee, incur or otherwise become directly or indirectly liable for, contingently or otherwise; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication, whether or not contingent):

(1)            the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)            the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)            the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and except to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such obligation is satisfied within 30 days of payment on the letter of credit);

(4)            the principal component of all obligations of such Person (other than obligations payable solely in Capital Stock that is not Disqualified Stock) to pay the deferred and unpaid purchase price of property (except as described in clause (8) of the penultimate paragraph of this definition of

“Indebtedness”), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto to the extent such obligations would appear as a liabilities upon the consolidated balance sheet of such Person in accordance with GAAP;

(5)            Capitalized Lease Obligations of such Person to the extent such Capitalized Lease Obligations would appear as liabilities on the consolidated balance sheet of such Person in accordance with GAAP;

(6)            the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)            the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8)            the principal component of Indebtedness of other Persons to the extent guaranteed by such Person; and

(9)            to the extent not otherwise included in this definition, net obligations of such Person under Commodity Agreements, Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time);

provided, however, that any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, shall not constitute “Indebtedness.”

Notwithstanding the preceding, “Indebtedness” of such Person shall not include:

(1)            Production Payments and Reserve Sales;

(2)            any obligation of such Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property;

(3)            any obligations under Currency Agreements, Commodity Agreements and Interest Rate Agreements; provided that such Agreements are entered into for bona fide hedging purposes of such Person or its Subsidiaries (as determined in good faith by the Board of Directors or senior management of such Person, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of Currency Agreements or Commodity Agreements, such Currency Agreements or Commodity Agreements are related to business transactions of the Person or its Subsidiaries entered into in the ordinary course of business and, in the case of Interest Rate Agreements, such Interest Rate Agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of the Person or its Subsidiaries Incurred without violation of the Indenture;

(4)            any obligation arising from agreements of such Person or a Subsidiary providing for indemnification, guarantees, adjustment of purchase price, holdbacks, contingency payment obligations or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Subsidiary, provided that such Indebtedness is not reflected on the face of the balance sheet of the Person or any Subsidiary;

(5)            any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (including daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of Incurrence;

(6)            in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

(7)            all contracts and other obligations, agreements, instruments or arrangements described in clause (19), (20), (21) or (28)(a) of the definition of “Permitted Liens;”

(8)            accrued expenses and trade payables and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days past the invoice or billing date or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; and

(9)            any repayment or reimbursement obligation of such Person or any of its Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the first paragraph of this definition of “Indebtedness” that would not appear as a liability on the balance sheet of such Person if:

(1)                                    such Indebtedness is the obligation of a partnership or joint venture that is not a Subsidiary of such Person (a “Joint Venture”);

(2)                                    such Person or a Subsidiary of such Person is a general partner of the Joint Venture or otherwise liable for all or a portion of the Joint Venture’s liabilities (a “General Partner”); and

(3)                                    there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)                                  the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Subsidiary of such Person; or

(b)                                 if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is with recourse to such Person or a Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent actually paid by such Person and its Subsidiaries.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (including by way of guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit and advances or extensions of credit to customers in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments (excluding any interest in a crude oil or natural gas leasehold to the extent constituting a security under applicable law) issued by, such other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)            Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

(2)            endorsements of negotiable instruments and documents in the ordinary course of business; and

(3)            an acquisition of assets, Capital Stock or other securities by the Parent Guarantor or a Restricted Subsidiary for consideration to the extent such consideration consists of its Common Stock.

The amount of any Investment shall not be adjusted for increases or decreases in value, write-ups, write downs or write-offs with respect to such Investment.

For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments,”

(1)            “Investment” will include the portion (proportionate to the Parent Guarantor’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Parent Guarantor will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Parent Guarantor’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Parent Guarantor’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2)            any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer.  If the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary of the Parent Guarantor such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Parent Guarantor, the Parent Guarantor shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Subsidiary not sold or disposed of.

“Investment Grade Rating” means a rating equal to or higher than:

(1)            Baa3 (or the equivalent) with a stable or better outlook by Moody’s; and

(2)            BBB- (or the equivalent) with a stable or better outlook by S&P,

or, if either such entity ceases to make a rating on the Notes publicly available for reasons outside of the Parent Guarantor’s control, the equivalent investment grade credit rating from any other Rating Agency.

“Investment Grade Rating Event” means the first day on which the Notes have an Investment Grade Rating from each Rating Agency, and no Default has occurred and is then continuing under the Indenture.

“Issue Date” means February 14, 2012, the first date on which the Notes were issued under the Indenture.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien and provided, further, that in no event shall security interests arising under section 1(1)(tt)(ii) of the Personal Property Security Act (Alberta) or similar legislation with respect to transfers of accounts or consignments of goods and leases with a term of more than a year that are not Capitalized Lease Obligations be deemed to constitute a Lien.

“Minority Interest” means the percentage interest represented by any class of Capital Stock of a Restricted Subsidiary that are not owned by the Parent Guarantor or a Restricted Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form, including consideration deemed to be cash pursuant to clause (2) of the seventh paragraph of the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock”) therefrom, in each case net of:

(1)            all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)            all payments made on any Indebtedness (including any Hedging Obligation) which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)            all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures or to holders of royalty or similar interests as a result of such Asset Disposition;

(4)            the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Parent Guarantor or any Restricted Subsidiary after such Asset Disposition; and

(5)            all relocation expenses incurred as a result thereof and all related severance and associated costs, expenses and charges of personnel related to assets and related operations disposed of;

provided, however, that if any consideration for an Asset Disposition (that would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether or not a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to the Parent Guarantor or any of its Restricted Subsidiaries from escrow.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock or any contribution to equity capital, means the cash proceeds of such issuance, sale or contribution net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Working Capital” means (a) the sum of (i) all current assets of the Parent Guarantor and its Restricted Subsidiaries, except current assets from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, plus (ii) the amount of revolving credit borrowings available to be Incurred under the Senior Secured Credit Agreement, less (b) all current liabilities of the Parent Guarantor and its Restricted Subsidiaries, except current liabilities (i) associated with asset retirement obligations relating to Oil and Gas Properties, (ii) included in Indebtedness and (iii) any current liabilities from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, in each case as set forth in the consolidated financial statements of the Parent Guarantor prepared in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness of a Person:

(1)            as to which neither the Parent Guarantor nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise), except for Customary Recourse Exceptions;

(2)            no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Parent Guarantor or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)            the explicit terms of which provide there is no recourse against any of the assets of the Parent Guarantor or its Restricted Subsidiaries, except for Customary Recourse Exceptions.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Issuer.  Officer of any Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers of the Issuer.

“Oil and Gas Business” means:

(1)            the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, liquefied natural gas and other Hydrocarbon and mineral properties or products produced in association with any of the foregoing;

(2)            the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other Hydrocarbons and minerals obtained from unrelated Persons;

(3)            any other related energy business, including power generation and electrical transmission business, directly or indirectly, from oil, natural gas and other Hydrocarbons and minerals produced substantially from properties in which the Parent Guarantor or its Restricted Subsidiaries, directly or indirectly, participate;

(4)            any business relating to oil field sales and service; and

(5)            any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (4) of this definition.

“Oil and Gas Properties” means all properties, including equity or other ownership interests therein, owned by a Person which contain or are believed to contain oil and gas reserves.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee.  The counsel may be an employee of or counsel to the Issuer, a Guarantor or the Trustee.

“Parent Guarantee” means the guarantee of payment of the Notes by the Parent Guarantor pursuant to the terms of the Indenture.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks equally in right of payment to the Notes or the Guarantees, as the case may be.

“Permitted Acquisition Indebtedness” means Indebtedness (including Disqualified Stock) of the Parent Guarantor or any of the Restricted Subsidiaries to the extent such Indebtedness was Indebtedness:

(1)            of an acquired Person prior to the date on which such Person became a Restricted Subsidiary as a result of having been acquired and not incurred in contemplation of such acquisition; or

(2)            of a Person that was merged, consolidated or amalgamated with or into the Parent Guarantor or a Restricted Subsidiary that was not incurred in contemplation of such merger, consolidation or amalgamation, provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged, consolidated and amalgamated with or into the Parent Guarantor or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto,

(a)                                the Restricted Subsidiary or the Parent Guarantor, as applicable, would be permitted to incur at least US$1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test described under “—Certain Covenants—Limitation on Indebtedness and Preferred Stock,” or

(b)                               the Consolidated Coverage Ratio for the Parent Guarantor would be greater than the Consolidated Coverage Ratio for the Parent Guarantor immediately prior to such transaction.

“Permitted Business Investment” means any Investment made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting oil, natural gas or other Hydrocarbons and minerals through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties including:

(1)            ownership interests in oil, natural gas, other Hydrocarbons and minerals properties, liquefied natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests;

(2)            Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-in agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil, natural gas, other Hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements (including for limited liability companies) with third parties; and

(3)            direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.

“Permitted Investment” means an Investment by the Parent Guarantor or any Restricted Subsidiary in:

(1)            the Parent Guarantor or a Restricted Subsidiary (including by way of an Investment in the Notes);

(2)            another Person whose primary business is the Oil and Gas Business if as a result of such Investment such other Person becomes a Restricted Subsidiary or is merged, amalgamated or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Parent Guarantor or a Restricted Subsidiary and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(3)            cash and Cash Equivalents;

(4)            receivables owing to the Parent Guarantor or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Parent Guarantor or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)            payroll, commission, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)            loans or advances in an aggregate amount not in excess of US$2.0 million to employees (other than executive officers) made in the ordinary course of business consistent with past practices of the Parent Guarantor or such Restricted Subsidiary;

(7)            Capital Stock, obligations or securities received in settlement of debts (x) created in the ordinary course of business and owing to the Parent Guarantor or any Restricted Subsidiary or in satisfaction of judgments or (y) pursuant to any plan of reorganization or similar arrangement in a bankruptcy or insolvency proceeding;

(8)            any Person as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with the covenant described under “Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock”;

(9)            Investments in existence on the Issue Date;

(10)          Commodity Agreements, Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with “—Certain Covenants—Limitation on Indebtedness and Preferred Stock”;

(11)          guarantees issued in accordance with the covenant described under “—Certain Covenants—Limitation on Indebtedness and Preferred Stock”;

(12)          Permitted Business Investments;

(13)          any Person where such Investment was acquired by the Parent Guarantor or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Parent Guarantor or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Parent Guarantor or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(14)          any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Parent Guarantor or any Restricted Subsidiary;

(15)          guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business;

(16)          Investments in the Notes; and

(17)          Investments by the Parent Guarantor or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (17), in an aggregate amount outstanding at the time of such Investment not to exceed the greater of US$10.0 million and 1.0% of the Parent Guarantor’s Adjusted Consolidated Net Tangible Assets (with the Fair Market Value of such Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (17) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (17) for so long as such Person continues to be a Restricted Subsidiary.

“Permitted Liens” means, with respect to any Person:

(1)            Liens securing Indebtedness under any Credit Facility permitted to be Incurred under the Indenture under the provisions described in clause (1) of the second paragraph of the covenant entitled “—Certain Covenants—Limitation on Indebtedness and Preferred Stock”;

(2)            pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws, social security or old age pension laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits (which may be secured by a Lien) to secure public or statutory obligations of such Person including letters of credit and bank guarantees required or requested by the United States or any state thereof, Canada or any province or territory thereof, any foreign government or any subdivision, department, agency, organization or instrumentality of any of the foregoing in connection with any contract or statute (including lessee or operator obligations under statutes, governmental regulations, contracts or instruments related to the ownership, exploration and production of oil, natural gas, other hydrocarbons and minerals on state, federal, provincial, crown or foreign lands or waters), or deposits of cash or United States or Canadian government bonds to secure indemnity performance, surety or appeal bonds or other similar bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3)            statutory and contractual Liens of landlords and Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(4)            Liens for taxes, assessments or other governmental charges or claims not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves, if any, required pursuant to GAAP have been made in respect thereof;

(5)            Liens in favor of issuers of surety or performance bonds or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(6)            survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of the assets of such Person and its Restricted Subsidiaries, taken as a whole, or materially impair their use in the operation of the business of such Person;

(7)            Liens securing Hedging Obligations;

(8)            leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Parent Guarantor or any of its Restricted Subsidiaries;

(9)            prejudgment Liens and judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)          Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, purchase money obligations or other payments Incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired or constructed in the ordinary course of business; provided that:

(a)                                  the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

(b)                                 such Liens are created within 360 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Parent Guarantor or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(11)          Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a)                                  such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Parent Guarantor in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b)                                 such deposit account is not intended by the Parent Guarantor or any Restricted Subsidiary to provide collateral to the depository institution;

(12)          Liens arising from Uniform Commercial Code, Personal Property Security Act (Alberta) or equivalent statutes financing statement filings regarding operating leases entered into by the Parent Guarantor and its Restricted Subsidiaries in the ordinary course of business;

(13)          Liens existing on the Issue Date, other than Liens securing the Senior Secured Credit Agreement;

(14)          Liens on property or Capital Stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Parent Guarantor or any Restricted Subsidiary (other than assets or property affixed or appurtenant thereto);

(15)          Liens on property at the time the Parent Guarantor or any of its Subsidiaries acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Parent Guarantor or any of its Subsidiaries; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Parent Guarantor or any Restricted Subsidiary (other than assets or property affixed or appurtenant thereto);

(16)          Liens securing the Notes, the Guarantees and other obligations under the Indenture;

(17)          Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured (other than Indebtedness referred to in clause (1) of this definition), provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced;

(18)          any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(19)          Liens in respect of Production Payments and Reserve Sales, which Liens shall be limited to the property that is the subject of such Production Payments and Reserve Sales;

(20)          Liens arising under farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(21)          Liens on pipelines or pipeline facilities that arise by operation of law;

(22)          Liens securing Indebtedness in an aggregate principal amount outstanding at any one time, added together with all other Indebtedness secured by Liens Incurred pursuant to this clause (22), not to exceed the greater of US$10.0 million and 1.0% of the Parent Guarantor’s Adjusted Consolidated Net Tangible Assets, as determined on the date of Incurrence of such Indebtedness after giving pro forma effect to such Incurrence and the application of the proceeds therefrom;

(23)          Liens in favor of the Parent Guarantor, the Issuer or any Subsidiary Guarantor;

(24)          deposits made in the ordinary course of business to secure liability to insurance carriers;

(25)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(26)          Liens deemed to exist in connection with Investments in repurchase agreements permitted under “—Certain Covenants—Limitation on Restricted Payments”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(27)          Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(28)          any (a) interest or title of a lessor or sublessor under any lease, liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such leases; (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics’ liens, tax liens, and easements); or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b);

(29)          Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(30)          Liens arising under the Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the Indenture, provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

(31)          Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments”; and

(32)          Liens in favor of collecting or payer banks having a right of setoff, revocation, or charge back with respect to money or instruments of the Parent Guarantor or any Subsidiary of the Parent Guarantor on deposit with or in possession of such bank.

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including dividends, distributions and increases in respect thereof).

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” as applied to the Capital Stock of any corporation or other Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Production Payments and Reserve Sales” means the grant or transfer by the Parent Guarantor or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Parent Guarantor or a Restricted Subsidiary.

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Parent Guarantor (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay, extend, prepay, redeem or retire (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance” and “refinances” and “refinanced” shall have correlative meanings) any Indebtedness (including Indebtedness of the Parent Guarantor that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary, but excluding Indebtedness of a Subsidiary that is not a Restricted Subsidiary that refinances Indebtedness of the Parent Guarantor or a Restricted Subsidiary), including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

(1)            (a) if the Stated Maturity of the Indebtedness being refinanced is the same as or earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2)            the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)            such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest, premiums or defeasance costs required by the instruments governing such existing Indebtedness and fees and expenses Incurred in connection therewith); and

(4)            if the Indebtedness being refinanced is subordinated in right of payment to the Notes or a Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Guarantee on terms at least as favorable to the holders as those contained in the documentation governing the Indebtedness being refinanced.

“Registration Rights Agreement” means that certain registration rights agreement dated as of the Issue Date by and among the Issuer, the Guarantors and the initial purchasers set forth therein and, with respect to any Additional Notes, one or more substantially similar registration rights agreements among the Issuer and the other parties thereto, as any such agreement may be amended from time to time.

“Reporting Failure” means the failure of the Parent Guarantor to file with the SEC and make available or otherwise deliver to the Trustee and each holder of Notes, within the time periods specified in “—Certain Covenants—Provision of financial information” (after giving effect to any grace period specified under Rule 12b-25 under the Exchange Act), the periodic reports, information, documents or other reports which the Parent Guarantor may be required to file with the SEC pursuant to such provision.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Parent Guarantor (including the Issuer, for so long as it is a Subsidiary of the Parent Guarantor and has not succeeded to or been succeeded by the Parent Guarantor pursuant to the successor and substitution provisions described under “—Certain Covenants—Merger and Consolidation” herein) other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Parent Guarantor or a Restricted Subsidiary transfers such property to a Person and the Parent Guarantor or a Restricted Subsidiary leases it from such Person.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Secured Credit Agreement” means the Credit Agreement dated as of March 18, 2011, among Parent Guarantor, Canadian Forest Oil Ltd.  (as predecessor to the Issuer), the subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., Toronto Branch, as administrative agent, and the lenders parties thereto from time to time, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “—Certain Covenants—Limitation on Indebtedness and Preferred Stock” above).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Parent Guarantor within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Issuer (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.  Unless otherwise specified in the Indenture or the context indicates otherwise, each reference to a Subsidiary (other than in this definition) is to a Subsidiary of the Parent Guarantor.

“Subsidiary Guarantee” means, individually, any guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such guarantees.

“Subsidiary Guarantors” means any Subsidiary of the Parent Guarantor that is a guarantor of the Notes, including any Person that is required after the Issue Date to guarantee the Notes pursuant to the “Future Subsidiary Guarantors” covenant, in each case until a successor replaces such Person pursuant to the applicable provisions of the Indenture and, thereafter, means such successor; provided, however, that the Issuer shall not be a Subsidiary Guarantor.

“Unrestricted Subsidiary” means:

(1)            any Subsidiary of the Parent Guarantor (other than the Issuer) that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Parent Guarantor in the manner provided below; and

(2)            any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Parent Guarantor may designate any Subsidiary of the Parent Guarantor (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, amalgamation or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)            such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Parent Guarantor which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)            all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3)            on the date of such designation, such designation and the Investment of the Parent Guarantor or a Restricted Subsidiary in such Subsidiary complies with “—Certain Covenants—Limitation on Restricted Payments”;

(4)            such Subsidiary is a Person with respect to which neither the Parent Guarantor nor any of its Restricted Subsidiaries has any direct or indirect obligation to subscribe for additional Capital Stock of such Person;

(5)            such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Parent Guarantor and its Subsidiaries; and

(6)            on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Parent Guarantor or any Restricted Subsidiary with terms substantially less favorable to the Parent Guarantor or such Restricted Subsidiary than those that might have been obtained from Persons who are not Affiliates of the Parent Guarantor.

Any such designation by the Board of Directors of the Parent Guarantor shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Parent Guarantor giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions.  If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Parent Guarantor may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Parent Guarantor could Incur at least US$1.00 of additional Indebtedness under the first paragraph of the covenant described under

“—Certain Covenants—Limitation on Indebtedness and Preferred Stock” on a pro forma basis taking into account such designation.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of members of such entity’s Board of Directors.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Parent Guarantor or another Wholly-Owned Subsidiary.

PLAN OF DISTRIBUTION

You may transfer new notes issued under the exchange offer in exchange for the old notes if:

•                  you acquire the new notes in the ordinary course of your business;

•                  you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such new notes in violation of the provisions of the Securities Act; and

•                  you are not our “affiliate” (within the meaning of Rule 405 under the Securities Act).

If you wish to exchange new notes for your old notes in the exchange offer, you will be required to make representations to us as described in “Exchange Offer — Purpose and Effect of the Exchange Offer” and “— Procedures for Tendering — Your Representations to Us” in this prospectus and in the letter of transmittal.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities.  The Issuer has agreed that, for a period of 180 days after the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.  In addition, until                   , 2012, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

The Issuer will not receive any proceeds from any sale of new notes by broker-dealers.  New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes.  Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.  The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date the Issuer will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.  The Issuer has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

We have agreed to pay all expenses incident to the exchange offer other than fees and expenses of counsel to the holders and brokerage commissions and transfer taxes, if any, and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

CERTAIN CANADIAN AND UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Certain Canadian Federal Income Tax Considerations

The following is a general discussion of the principal Canadian federal income tax considerations generally applicable to a person who acquires new notes in exchange for old notes and who, for the purposes of the Income Tax Act (Canada) (the “Canadian Tax Act”) and at all relevant times, is not resident in Canada, deals at arm’s length with us, holds the old notes as capital property, will hold the new notes as capital property, does not use or hold and is not deemed or considered to use or hold the old notes in carrying on business in Canada, and will not use or hold and will not be deemed or considered to use or hold the new notes in carrying on business in Canada (an “Unconnected Holder”).  For the purposes of the Canadian Tax Act, related persons (as therein defined) are deemed not to deal at arm’s length.  Special rules which are not discussed below may apply to an Unconnected Holder that is an insurer that carries on an insurance business in Canada and elsewhere.

This discussion is based on the current provisions of the Canadian Tax Act and the regulations thereunder (the “Regulations”) in force on the date hereof, all specific proposals to amend the Canadian Tax Act and the Regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof and our understanding of the published administrative practices of the Canada Revenue Agency.  This summary does not take into account or anticipate any other changes in law or administrative practice, whether by legislative, government or judicial decision or action and does not take into account provincial, territorial or foreign income tax legislation or considerations.

This discussion is of a general nature only, and is not intended to be, nor should it be interpreted as, legal or tax advice to any particular Unconnected Holder and no representation is made with respect to the Canadian income tax consequences to any particular person exchanging old notes for new notes.  We recommend that Unconnected Holders consult their own tax advisors with respect to their particular circumstances.

The exchange by an Unconnected Holder of old notes for new notes will not be subject to Canadian income tax.

Under the Canadian Tax Act, payments by us to an Unconnected Holder of principal and interest on the new notes will not be subject to Canadian withholding tax.

No other Canadian taxes on income, including taxable capital gains, will be payable by an Unconnected Holder under the Canadian Tax Act solely as a consequence of the ownership, acquisition or disposition of new notes.

Certain United States Federal Income Tax Considerations

The following discussion is a summary of certain U.S. federal income tax considerations relevant to the exchange of old notes for new notes, but does not purport to be a complete analysis of all potential tax effects.  The discussion is based upon the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action.  These changes may be applied retroactively in a manner that could adversely affect a holder of new notes.  We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal tax consequences described herein.  Some holders, including financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, dealers in securities or currencies, U.S. persons whose functional currency is not the U.S. dollar, or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction may be subject to special rules not discussed below.

We recommend that each holder consult its own tax advisor as to the particular tax consequences of exchanging such holder’s old notes for new notes, including the applicability and effect of any foreign, state, local or other tax laws or estate or gift tax considerations.

We believe that the exchange of old notes for new notes will not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes.  Accordingly, a holder will not recognize gain or loss upon receipt of a new note in exchange for an old note in the exchange, and the holder’s adjusted tax basis and holding period in the new note will be the same as its adjusted tax basis and holding period in the corresponding old note immediately before the exchange.

LEGAL MATTERS

The validity of the new notes offered in this exchange offer will be passed upon for us by Vinson & Elkins L.L.P., New York, New York.

EXPERTS

The consolidated financial statements of Lone Pine Resources Inc. at December 31, 2011, and for the year then ended incorporated by reference in Lone Pine Resources Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2011 have been audited by Ernst & Young LLP Canada, independent registered public accounting firm, and at December 31, 2010, and for each of the two years in the period ended December 31, 2010, by Ernst & Young LLP United States, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

Estimated quantities of our oil and gas reserves and the net present value of such reserves as of December 31, 2011 incorporated by reference into this prospectus are based upon reserve reports prepared by DeGolyer and MacNaughton, an independent reservoir engineering firm. Estimated quantities of our oil and gas reserves and the net present value of such reserves as of December 31, 2010 and 2009 incorporated by reference into this prospectus are based upon reserve reports audited by DeGolyer and MacNaughton, an independent reservoir engineering firm. These estimates are incorporated by reference into this prospectus in reliance upon the authority of such firm as experts in these matters.

ANNEX A:

LETTER OF TRANSMITTAL

TO TENDER
OLD 10.375% SENIOR NOTES DUE 2017
OF
LONE PINE RESOURCES CANADA LTD.
PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS
DATED                                 , 2012

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                                  , 2012 (THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE ISSUER.

The Exchange Agent for the Exchange Offer is U.S. Bank National Association.

For delivery by First Class Mail: Corporate Trust Services EP-MN-WS2N 60 Livingston Avenue St. Paul, MN 55107-2292 Attn: Specialized Finance (303) 585-4594 (303) 585-6865 (fax)	For delivery by courier: Attn: Specialized Finance 111 Filmore Avenue St. Paul, MN 55107-1402

For information please email: escrowexchangepayments@usbank.com or telephone (651) 466-6778.

If you wish to exchange old 10.375% Senior Notes due 2017 for an equal aggregate principal amount at maturity of new 10.375% Senior Notes due 2017 pursuant to the exchange offer, you must validly tender (and not withdraw) old notes to the exchange agent prior to the expiration date.

The undersigned hereby acknowledges receipt and review of the Prospectus, dated            , 2012 (the “Prospectus”), of Lone Pine Resources Canada Ltd. (the “Issuer”), and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Issuer’s offer (the “Exchange Offer”) to exchange its issued and outstanding 10.375% Senior Notes due 2017 (the “old notes”) for a like principal amount of its 10.375% Senior Notes due 2017 (the “new notes”) that have been registered under the Securities Act.  Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

The Issuer reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended.  The Issuer shall notify the Exchange Agent and each registered holder of the old notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the old notes.  Tender of old notes is to be made according to the Automated Tender Offer Program (“ATOP”) of the Depository Trust Company (“DTC”) pursuant to the procedures set forth in the prospectus under the caption “Exchange Offer—Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account.  DTC will then send a computer-generated message known as an “agent’s message” to the exchange agent for its acceptance.  For you to validly tender your old notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•                  DTC has received your instructions to tender your old notes; and

•                  you agree to be bound by the terms of this Letter of Transmittal.

☐                                    CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of new notes.  If the undersigned is a broker-dealer that will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such new notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT.  HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

(1)            By tendering old notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

(2)            By tendering old notes in the Exchange Offer, you represent and warrant that you have full authority to tender the old notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the tender of old notes.

(3)            You understand that the tender of the old notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between the undersigned and the Issuer as to the terms and conditions set forth in the Prospectus.

(4)            By tendering old notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission, or the SEC, including Exxon Capital Holdings Corp., SEC No-Action Letter (available May 13, 1988), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the new notes issued in exchange for the old notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, as amended (the “Securities Act”) (other than a broker-dealer who purchased old notes exchanged for such new notes directly from the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act, and any such holder that is an “affiliate” of the Issuer within the meaning of Rule 405 under the Securities Act), provided that such new notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such new notes.

(5)            By tendering old notes in the Exchange Offer, you hereby represent and warrant that:

(a)                                 the new notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, whether or not you are the holder;

(b)                                 you have no arrangement or understanding with any person to participate in the distribution of old notes or new notes within the meaning of the Securities Act;

(c)                                  you are not an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Company; and

(d)                                 if you are a broker-dealer, you will receive the new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, and you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your old notes registered in the shelf registration statement described in the Registration Rights Agreement, dated as of February 14, 2012 (the “Registration Rights Agreement”), by and among the Issuer, the initial guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the Initial Purchasers (as defined therein).  Such election may be made by notifying the Issuer in writing at Suite 1100, 640 5th Avenue SW, Calgary, Alberta, Canada, Tel: (403) 292-8000, attn.: Charles R. Kraus, Vice President, General Counsel & Corporate Secretary.  By making such election, you agree, as a holder of old notes participating in a shelf registration, to indemnify and hold harmless the Issuer, the guarantors, and their respective directors, each of the officers of the Issuer and the guarantors who signs such shelf registration statement, and each person who controls the Issuer or any of the guarantors, within the meaning of either the Securities Act or the Exchange Act, and the respective officers, directors, partners, employees, representatives and agents of each such person, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to the undersigned furnished in writing by or on behalf of the undersigned expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto.  Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein.  The above summary of the indemnification provisions of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

(6)            If you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering old notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such new notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

(7)            If you are a broker-dealer and old notes held for your own account were not acquired as a result of market-making or other trading activities, such old notes cannot be exchanged pursuant to the Exchange Offer.

(8)            Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy, and legal and personal representatives.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.              Book-Entry Confirmations

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of old notes tendered by book-entry transfer (a “Book-Entry Confirmation”), as well as an agent’s message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date.

2.              Partial Tenders

Tenders of old notes will be accepted only in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.  The entire principal amount of old notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent.  If the entire principal amount of all old notes is not tendered, then old notes for the principal amount of old notes not tendered and new notes issued in exchange for any old notes accepted will be delivered to the holder via the facilities of DTC promptly after the old notes are accepted for exchange.

3.              Validity of Tenders

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered old notes will be determined by the Issuer, in its sole discretion, which determination will be final and binding.  The Issuer reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuer, be unlawful.  The Issuer also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any old notes.  The Issuer’s interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final and binding on all parties.  Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as the Issuer shall determine.  Although the Issuer intends to notify holders of defects or irregularities with respect to tenders of old notes, neither the Issuer, the Exchange Agent nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification.  Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived.  Any old notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

4.              Waiver of Conditions

The Issuer reserves the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.              No Conditional Tender

No alternative, conditional, irregular or contingent tender of old notes will be accepted.

6.              Requests for Assistance or Additional Copies

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal.  Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.              Withdrawal

Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption “Exchange Offer—Withdrawal of Tenders.”

8.              No Guarantee of Late Delivery

There is no procedure for guarantee of late delivery in the Exchange Offer.

IMPORTANT:  BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT.  HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

Lone Pine Resources Inc.

Our certificate of incorporation provides that a director will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent that the Delaware General Corporation Law (the “DGCL”) or any other law of the State of Delaware permits. If the DGCL or any other law of the State of Delaware is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director will be limited to the fullest extent permitted by the amended DGCL or other law, as applicable.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

Our bylaws also contain indemnification rights for our directors and our officers. Specifically, our bylaws provide that we shall indemnify our officers and directors to the fullest extent authorized by applicable law. Further, we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

Lone Pine Resources Canada Ltd.

Under Section 124 of the Business Corporations Act (Alberta) LPR Canada may, and the bylaws of LPR Canada provide that LPR Canada shall, indemnify a present or former director or officer of LPR Canada or a person who acts or acted at LPR Canada’s request as a director or officer of another body corporate of which LPR Canada is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of LPR Canada or that other body corporate, if the director or officer acted honestly and in good faith with a view to the best interests of LPR Canada and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful; provided, however, that such indemnification may be made in respect of a derivative action by or on behalf of LPR Canada or such other body corporate to procure a judgment in its favor only with the approval of the Court of Queen’s Bench of Alberta.  The statute further provides that any such present or former director or officer of LPR Canada or other body corporate (and his or her heirs and legal representatives) is entitled, as a matter of right, to indemnification from LPR Canada in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any such civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of LPR Canada or that other body corporate if the person seeking indemnity was substantially successful on the merits in their defense of the action or proceeding, fulfills the abovementioned conditions regarding honest and good faith action and, as applicable, belief in lawful conduct, and is fairly and reasonably entitled to indemnity.  This right to indemnity is confirmed in the bylaws of LPR Canada if the conditions regarding success on the merits, honest and good faith action and, as applicable, belief in lawful conduct are satisfied.

Item 21.  Exhibits and Financial Statement Schedules.

(a)           The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of Lone Pine Resources Inc. under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number		Description
3.1	*

Amended and Restated Certificate of Incorporation of Lone Pine Resources Inc., incorporated herein by reference to Exhibit 3.1 to Amendment No. 5 to Form S-1 for Lone Pine Resources Inc. filed May 3, 2011 (File No. 333-171123).

3.2	*	Second Amended and Restated Bylaws of Lone Pine Resources Inc., incorporated herein by reference to Exhibit 3.1 to Form 8-K for Lone Pine Resources Inc. filed October 13, 2011 (File No. 001-35191).
4.1	*	Rights Agreement, incorporated herein by reference to Exhibit 4.1 to Amendment No. 7 to Form S-1 for Lone Pine Resources Inc. filed May 23, 2011 (File No. 333-171123).
4.2	*

Certificate of Designation of Series A Junior Participating Preferred Stock of Lone Pine Resources Inc., dated May 11, 2011, incorporated herein by reference to Exhibit 4.2 to Amendment No. 7 to Form S-1 for Lone Pine Resources Inc. filed May 23, 2011 (File No. 333-171123).

4.3	*

Indenture dated February 14, 2012, among Lone Pine Resources Inc., Lone Pine Resources Canada Ltd., Lone Pine Resources (Holdings) Inc., Wiser Delaware LLC, Wiser Oil Delaware, LLC, and U.S. National Bank Association, as trustee, incorporated herein by reference to Exhibit 4.1 to Form 8-K for Lone Pine Resources Inc. filed February 15, 2012 (File No. 001-35191).

4.4	*

Registration Rights Agreement dated February 14, 2012, among Lone Pine Resources Inc., Lone Pine Resources Canada Ltd., Lone Pine Resources (Holdings) Inc., Wiser Delaware LLC, Wiser Oil Delaware,  LLC, and Credit Suisse Securities (USA) LLC, as representative of the Purchasers, incorporated herein by reference to Exhibit 4.2 to Form 8-K for Lone Pine Resources Inc. filed February 15, 2012 (File No. 001-35191).

5.1	**	Opinion of Vinson & Elkins L.L.P.
10.1	*

Credit Agreement dated March 18, 2011 among Lone Pine Resources Inc., as parent, Canadian Forest Oil Ltd., as borrower, each of the lenders party thereto and JPMorgan Chase Bank, N.A., Toronto Branch as Administrative Agent, incorporated herein by reference to Exhibit No. 10.6 to Amendment No. 3 to Form S-1 for Lone Pine Resources Inc. filed April 8, 2011 (File No. 333-171123).

10.2	*

First Amendment dated April 29, 2011 to Credit Agreement dated March 18, 2011 among Lone Pine Resources Inc., as parent, Canadian Forest Oil Ltd., as borrower, each of the lenders party thereto and JPMorgan Chase Bank, N.A., Toronto Branch as Administrative Agent, incorporated herein by reference to Exhibit No. 10.6.1 to Amendment No. 5 to Form S-1 for Lone Pine Resources Inc. filed May 3, 2011 (File No. 333-171123).

10.3	*

Second Amendment dated September 21, 2011 to Credit Agreement dated March 18, 2011, among Lone Pine Resources Inc., as parent, Lone Pine Resources Canada Ltd., formerly known as Canadian Forest Oil Ltd., as borrower, each of the lenders party thereto and JPMorgan Chase Bank, N.A., Toronto Branch as Administrative Agent, incorporated herein by reference to Exhibit 10.1 to Form 8-K for Lone Pine Resources Inc. filed September 22, 2011 (File No. 001-35191).

10.4	*

Third Amendment dated February 5, 2012 to Credit Agreement dated March 18, 2011, among Lone Pine Resources Inc., as parent, Lone Pine Resources Canada Ltd., formerly known as Canadian Forest Oil Ltd., as borrower, each of the lenders party thereto and JPMorgan Chase Bank, N.A., Toronto Branch as Administrative Agent, incorporated herein by reference to Exhibit 10.1 to Form 8-K for Lone Pine Resources Inc. filed February 6, 2012 (File No. 001-35191).

12.1	**	Statement regarding computation of ratios.

Exhibit Number		Description
21.1	**	List of subsidiaries of Lone Pine Resources Inc.
23.1	**	Consent of DeGolyer and MacNaughton.
23.2	**	Consent of Ernst & Young LLP.
23.3	**	Consent of Ernst & Young LLP.
23.4	**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
24.1	**	Power of Attorney (included on the signature page attached hereto).
25.1	**	Statement of Eligibility on Form T-1 of U.S. Bank National Association.

*                           Incorporated by reference, as indicated.

**                    Filed herewith.

(b) Financial Statement Schedules.

Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

Item 22.  Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants, we have been advised that, in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)                                 include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)                                 reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)                                  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement, or any material change to such information in this registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)                                 any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(b)                                 any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(c)                                  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(d)                                 any other communication that is an offer in the offering made by such registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to, and meeting the requirements of, Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on August 30, 2012.

LONE PINE RESOURCES INC.

By:	/s/ David M. Anderson
David M. Anderson
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints David M. Anderson, Edward J. Bereznicki and Charles R. Kraus and each of them, any of whom may act without the joinder of the others, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this exchange offer that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ David M. Anderson	President, Chief Executive Officer and Director	August 30, 2012
David M. Anderson	(Principal Executive Officer)

/s/ Edward J. Bereznicki	Executive Vice President and Chief Financial Officer	August 30, 2012
Edward J. Bereznicki	(Principal Financial Officer and Principal Accounting Officer)

/s/ David M. Fitzpatrick	Director	August 30, 2012
David M. Fitzpatrick

/s/ Dale J. Hohm	Director	August 30, 2012
Dale J. Hohm

/s/ Loyola G. Keough	Director	August 30, 2012
Loyola G. Keough

/s/ Patrick R. McDonald	Director	August 30, 2012
Patrick R. McDonald

/s/ Donald McKenzie	Director	August 30, 2012
Donald McKenzie

/s/ Rob Wonnacott	Director	August 30, 2012
Rob Wonnacott

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on August 30, 2012.

LONE PINE RESOURCES CANADA LTD.

By:	/s/ David M. Anderson
David M. Anderson
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints David M. Anderson, Edward J. Bereznicki and Charles R. Kraus and each of them, any of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this exchange offer that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ David M. Anderson	President, Chief Executive Officer and Director	August 30, 2012
David M. Anderson	(Principal Executive Officer)

/s/ Edward J. Bereznicki	Executive Vice President and Chief Financial Officer	August 30, 2012
Edward J. Bereznicki	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on August 30, 2012.

LONE PINE RESOURCES (HOLDINGS) INC.

By:	/s/ David M. Anderson
David M. Anderson
President

POWER OF ATTORNEY

The person whose signature appears below appoints Edward J. Bereznicki and Charles R. Kraus and each of them, any of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this exchange offer that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ David M. Anderson	President and Director	August 30, 2012
David M. Anderson	(Principal Executive Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York and in the City of Wilmington, State of Delaware, on August 30, 2012.

WISER DELAWARE LLC

By:	Class A Manager of Wiser Delaware LLC
Lone Pine Resources Inc.

By:	/s/ David M. Anderson
David M. Anderson
President and Chief Executive Officer

By:	Class B Manager of Wiser Delaware LLC

By:	/s/ Mary S. Stawikey
Mary S. Stawikey

WISER OIL DELAWARE, LLC

By:	Class A Manager of Wiser Oil Delaware, LLC
Lone Pine Resources Inc.

By:	/s/ David M. Anderson
David M. Anderson
President and Chief Executive Officer

By:	Class B Manager of Wiser Oil Delaware, LLC

By:	/s/ Mary S. Stawikey
Mary S. Stawikey

INDEX TO EXHIBITS

Exhibit Number		Description
3.1	*

Amended and Restated Certificate of Incorporation of Lone Pine Resources Inc., incorporated herein by reference to Exhibit 3.1 to Amendment No. 5 to Form S-1 for Lone Pine Resources Inc. filed May 3, 2011 (File No. 333-171123).

3.2	*	Second Amended and Restated Bylaws of Lone Pine Resources Inc., incorporated herein by reference to Exhibit 3.1 to Form 8-K for Lone Pine Resources Inc. filed October 13, 2011 (File No. 001-35191).
4.1	*	Rights Agreement, incorporated herein by reference to Exhibit 4.1 to Amendment No. 7 to Form S-1 for Lone Pine Resources Inc. filed May 23, 2011 (File No. 333-171123).
4.2	*

Certificate of Designation of Series A Junior Participating Preferred Stock of Lone Pine Resources Inc., dated May 11, 2011, incorporated herein by reference to Exhibit 4.2 to Amendment No. 7 to Form S-1 for Lone Pine Resources Inc. filed May 23, 2011 (File No. 333-171123).

4.3	*

Indenture dated February 14, 2012, among Lone Pine Resources Inc., Lone Pine Resources Canada Ltd., Lone Pine Resources (Holdings) Inc., Wiser Delaware LLC, Wiser Oil Delaware, LLC, and U.S. National Bank Association, as trustee, incorporated herein by reference to Exhibit 4.1 to Form 8-K for Lone Pine Resources Inc. filed February 15, 2012 (File No. 001-35191).

4.4	*

Registration Rights Agreement dated February 14, 2012, among Lone Pine Resources Inc., Lone Pine Resources Canada Ltd., Lone Pine Resources (Holdings) Inc., Wiser Delaware LLC, Wiser Oil Delaware,  LLC, and Credit Suisse Securities (USA) LLC, as representative of the Purchasers, incorporated herein by reference to Exhibit 4.2 to Form 8-K for Lone Pine Resources Inc. filed February 15, 2012 (File No. 001-35191).

5.1	**	Opinion of Vinson & Elkins L.L.P.
10.1	*

Credit Agreement dated March 18, 2011 among Lone Pine Resources Inc., as parent, Canadian Forest Oil Ltd., as borrower, each of the lenders party thereto and JPMorgan Chase Bank, N.A., Toronto Branch as Administrative Agent, incorporated herein by reference to Exhibit No. 10.6 to Amendment No. 3 to Form S-1 for Lone Pine Resources Inc. filed April 8, 2011 (File No. 333-171123).

10.2	*

First Amendment dated April 29, 2011 to Credit Agreement dated March 18, 2011 among Lone Pine Resources Inc., as parent, Canadian Forest Oil Ltd., as borrower, each of the lenders party thereto and JPMorgan Chase Bank, N.A., Toronto Branch as Administrative Agent, incorporated herein by reference to Exhibit No. 10.6.1 to Amendment No. 5 to Form S-1 for Lone Pine Resources Inc. filed May 3, 2011 (File No. 333-171123).

10.3	*

Second Amendment dated September 21, 2011 to Credit Agreement dated March 18, 2011, among Lone Pine Resources Inc., as parent, Lone Pine Resources Canada Ltd., formerly known as Canadian Forest Oil Ltd., as borrower, each of the lenders party thereto and JPMorgan Chase Bank, N.A., Toronto Branch as Administrative Agent, incorporated herein by reference to Exhibit 10.1 to Form 8-K for Lone Pine Resources Inc. filed September 22, 2011 (File No. 001-35191).

10.4	*

Third Amendment dated February 5, 2012 to Credit Agreement dated March 18, 2011, among Lone Pine Resources Inc., as parent, Lone Pine Resources Canada Ltd., formerly known as Canadian Forest Oil Ltd., as borrower, each of the lenders party thereto and JPMorgan Chase Bank, N.A., Toronto Branch as Administrative Agent, incorporated herein by reference to Exhibit 10.1 to Form 8-K for Lone Pine Resources Inc. filed February 6, 2012 (File No. 001-35191).

12.1	**	Statement regarding computation of ratios.
21.1	**	List of subsidiaries of Lone Pine Resources Inc.
23.1	**	Consent of DeGolyer and MacNaughton.
23.2	**	Consent of Ernst & Young LLP.
23.3	**	Consent of Ernst & Young LLP.
23.4	**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

Exhibit Number		Description
24.1	**	Power of Attorney (included on the signature page attached hereto).
25.1	**	Statement of Eligibility on Form T-1 of U.S. Bank National Association.

*                           Incorporated by reference, as indicated.

**                    Filed herewith.